                                                                   CONFIDENTIAL
-------------------------------------------------------------------------------





-------------------------------------------------------------------------------
                                       PRESENTATION TO THE SPECIAL COMMITTEE OF
                                  THE BOARD OF DIRECTORS OF MYCOGEN CORPORATION

                                                                AUGUST 31, 1998

MYCOGEN CORPORATION
-------------------------------------------------------------------------------
TABLE OF CONTENTS




             1.   MYCOGEN BUSINESS UNIT -- KEY DRIVERS OF GROWTH

             2.   DISCOUNTED CASH FLOW ANALYSIS -- PROCESS AND METHODOLOGY

             3.   RESULTS OF DCF VALUATION

             4.   COMPARABLE ANALYSIS

             5.   CONCLUSIONS

             6.   APPENDIX:

                  A.   SUMMARY OF FINANCIAL PROJECTIONS

                  B.   COMPARABLE ANALYSIS

MYCOGEN CORPORATION
-------------------------------------------------------------------------------




                         -----------------------------------


                              MYCOGEN BUSINESS UNITS --
                                KEY DRIVERS OF GROWTH


                         -----------------------------------

MYCOGEN CORPORATION                                      MYCOGEN BUSINESS UNITS
-------------------------------------------------------------------------------
OVERVIEW

---------------
 BUSINESS       -    A DIVERSIFIED AGRIBUSINESS AND BIOTECHNOLOGY COMPANY THAT
 DESCRIPTION         DEVELOPS AND MARKETS SEED FOR IMPROVED CROP VARIETIES AND
---------------      PROVIDES CROP PROTECTION SERVICES

---------------
 BUSINESS       -    SEED SEGMENT -- PRODUCES AND MARKETS SEED FOR MAJOR
 SEGMENTS            AGRICULTURAL CROPS AND USES BIOTECHNOLOGY AND TRADITIONAL
---------------      AND MARKER-ASSISTED BREEDING TO DEVELOP CROP VARIETIES
                     WITH GENETICALLY ENHANCED PEST AND DISEASE RESISTANCE,
                     IMPROVED VEGETABLE OIL PROFILES AND OTHER VALUE-ADDED
                     CHARACTERISTICS


                     - Mycogen Seeds ranks fourth in the U.S. in sales of seed corn, second in hybrid sunflower seed sales and is among the top five in soybean, sorghum and alfalfa sales

                     - Morgan Seeds ranks second in Argentina in seed corn sales and third in hybrid sunflower seed sales

                     - Dinamilho holds a 10.2% share of Brazil's high-tech corn seed market and 4% of Brazil's overall corn seed market. Three additional acquisitions to close in 1998 will enhance Mycogen's position in this attractive and growing market

                - CROP PROTECTION SEGMENT -- MANUFACTURES AND MARKETS ENVIRONMENTALLY COMPATIBLE SPRAY-ON BIOPESTICIDES. ALSO OPERATES SOILSERV, INC., A CROP PROTECTION SERVICE FOR HIGH-VALUE CROPS

                     - Biopesticide Products -- based on natural agents, such as proteins and fatty acid compounds, that have specific toxic activity on target pests. The Company's Bt-based biopesticides use the Company's proprietary Cellcap technology

                     -    Soilserv -- monitors fields and uses customized
                          equipment to apply pest control products primarily in the Salinas Valley, CA and Yuma, AZ regions
---------------
 ALLIANCES - VERNEUIL HOLDING, S.A. -- MYCOGEN HOLDS A 35% EQUITY STAKE --------------- IN VERNEUIL AND ENTERED INTO AN AGREEMENT WITH VERNEUIL TO
                     DEVELOP OILSEED PRODUCTS AND INSECT RESISTANT CORN

                - PIONEER HYBRID INTERNATIONAL -- 10-YEAR TECHNOLOGY COLLABORATION TO DEVELOP INSECT RESISTANT TRAITS FOR CORN, SOYBEAN, CANOLA, SUNFLOWER, SORGHUM AND WHEAT

                - J.G. BOSWELL -- JOINT VENTURE TO DEVELOP PEST AND HERBICIDE RESISTANT COTTON

---------------
 HEADQUARTERS   -    SAN DIEGO, CA
---------------

MYCOGEN CORPORATION                                      MYCOGEN BUSINESS UNITS
-------------------------------------------------------------------------------
KEY DRIVERS OF GROWTH
---------------
 TECHNOLOGY     -    BT TECHNOLOGY, A CORNERSTONE OF MYCOGEN'S
 AND COMPETITIVE     COMMERCIAL FUTURE, IS THE BEST PROVEN METHOD FOR
 POSITION            GENETICALLY IMPROVING SEED TRAITS
---------------

                     -    Bt is the best characterized transgenic
                          technology that has been applied to
                          genetically modify seed. Despite continuing environmental concerns, Bt genes are expected to be present in nearly 50% of all corn and 30% of all soybean seed by 2000

                     - Bt is a proven technology. Bt seeds have been shown to prevent insect damage and lower insecticide costs in a manner that does not destroy the natural ecological balance as chemical insecticides do

                - MYCOGEN IS THE MARKET LEADER IN DEVELOPING NEW INSECTICIDAL AND HERBICIDAL RESISTANCE TRAITS

                     -    Mycogen is the undisputed leader in the
                          identification and characterization of new Bt and related insecticidal proteins

                     - Mycogen holds patents to over 100 Bt genes with specificities toward over 40 groups of insects. Many of these genes are likely to have commercial applications against chewing insects, piercing and sucking insects, and even nematodes

                     - Mycogen has a strong IP position in a number of technologies capable of improving the disease resistance and output characteristics of a variety of crops. Additionally, use of the proven Ahlquist technology promises to extend the use of Bt to include the attractive market for high-value perennial crops such as vines, and orchards

                -    MYCOGEN'S INTELLECTUAL PROPERTY POSITION AND
                     INTELLECTUAL CAPITAL IS AMONG THE BEST IN THE AGROBIOTECH INDUSTRY

                     - Mycogen has one of the best molecular biology IP positions amongst plant biotechnology companies. Mycogen's array of promoters, expression cassettes, markers, and reporter gene libraries provides critical mass to any third party in the arena

                     - Newer applications, such oral immunity, are promising and provide a strong platform to pursue sizable commercial opportunities. These technologies are likely to command a premium price from many interested parties


                     - Mycogen's scientific and operating personnel represent a significant asset to any
                          interested party.   However, increased
                          spending by competitors (such as Novartis as part of it's Plant Genome Initiative), could hamper the retention of quality personnel at Mycogen

MYCOGEN CORPORATION                                      MYCOGEN BUSINESS UNITS
-------------------------------------------------------------------------------
KEY DRIVERS OF GROWTH

---------------
 PRICING AND    -    TRAITS INTRODUCED INTO EXISTING SEED SALES ADD
 MARGINS             REVENUES AND REQUIRE R&D EXPENSES BUT DO NOT
---------------      REQUIRE A COMMENSURATE INCREASE IN SG&A

                     - Seed traits are sold as a part of existing conventional seeds. There is no additional SG&A expense and these traits essentially add revenues that, net of R&D expenses, directly impact the bottom line

                     - Bt Cotton seed hybrids, capable of conferring resistance to common cotton pests, command a price 230% that of conventional cotton seed despite having the same manufacturing cost

                - PRICING FOR NEW TRAITS IS BASED ON CAPTURING A PORTION OF THE INCREASED VALUE OF THE IMPROVED SEED TO END-USERS SUCH AS FARMERS AND FOOD PROCESSORS

                     - Mycogen has developed pricing assumptions for traits in development that are based on their ability to decrease growing costs or increase value for end-users. Conservative estimates of the portion of value captured by Mycogen, based on Mycogen's business plan, have been applied in the accompanying projections

                     - Similar pricing assumptions can be found in reports of analysts who follow the agrobiotech sector

---------------
 ADOPTION RATES -    BIOTECH TRAITS ARE ASSUMED TO BE SOLD THROUGH
---------------      EXISTING MYCOGEN SEED DISTRIBUTION CAPABILITIES

                     -    Consistent with the operating model
                          assumptions, traits are assumed to be
                          primarily sold in Mycogen seed through
                          Mycogen's existing seed distribution network. The impact of additional sales created as a result of add-on acquisitions, other than those expected to close in 1998, have not been included

                     - In certain cases, where business judgment suggests opportunity, additional sales have been shown through third-party channels. However, these sales are recorded only after including a substantial discount (11%-50%), and represent only a small fraction of both Mycogen's sales and total third-party sales (typically less than 5%)

                - ADOPTION RATES FOR NEWLY INTRODUCED TRAITS ARE CONSERVATIVELY MODELED BASED ON OBSERVED ADOPTION RATES FOR EXISTING BIOTECH TRAITS

                     -    Adoption rates for traits into existing
                          Mycogen seed sales base are modeled using the observed rate for adoption of existing Bt seed strains. Current data suggest that adoption has been rapid and there is reason to believe that the adoption rate is likely to speed up rather than slow down

MYCOGEN CORPORATION                                      MYCOGEN BUSINESS UNITS
-------------------------------------------------------------------------------
KEY DRIVERS OF GROWTH

---------------
 MARKET SHARE   -    MYCOGEN SEEDS HAVE A STRONG PRESENCE IN THE U.S MARKET FOR
---------------      MAJOR ROW CROPS



                     - Mycogen currently commands about 5.2% of the U.S. corn market

                     - Mycogen seeds are planted on nearly 10% of all U.S. farms, a high trial rate which suggests an expansion of Mycogen's market share

                     - Mycogen's existing network of breeding stations throughout the U.S., Puerto Rico, Brazil and Argentina provides the necessary diversity of seed germplasm to provide a year-round supply of seed with desired maturity, standability, water requirements, storage properties and other characteristics

                - MYCOGEN'S MARKET SHARE IS EXPECTED TO RISE DRIVEN BY ITS LEADING HIGH-YIELDING HYBRIDS

                     - Yield is a primary determinant of adoption. In a little over three years, Mycogen's corn hybrids have become amongst the highest yielding hybrids currently available (see graph overleaf)

                     - Recent market indicators show Mycogen gaining in market share relative to competitors. With the planned continuation of current efforts, this trend is highly likely to remain in place

MYCOGEN CORPORATION                                    MYCOGEN BUSINESS UNITS
-----------------------------------------------------------------------------
COMPETITIVE CHARACTERISTICS OF RECENT MYCOGEN CORN HYBRIDS (YIELD IN BUSHELS PER ACRE)





             [GRAPH]                                   [GRAPH]






----------------------------
Data: Bt Corn Yield based on multiple independent Mycogen trials.

MYCOGEN CORPORATION                                      MYCOGEN BUSINESS UNITS
-------------------------------------------------------------------------------
KEY BUSINESS SEGMENTS

---------------
 CONVENTIONAL   -    THE CONVENTIONAL SEED BUSINESS FORMS THE BASIS FOR
 SEED CORN AND       DISTRIBUTION OF MYCOGEN TRAITS AND PROVIDES
 SOYBEAN             IMMEDIATE CASH FLOW TO OFFSET R&D EXPENDITURES
---------------
                -    CONVENTIONAL SEED BUSINESS VALUE IS CONCENTRATED
                     WITHIN NORTH AMERICA AND BRAZIL.  THIS IS BECAUSE
                     SEED BUSINESSES NEED A CRITICAL MARKET SHARE
                     (TYPICALLY AROUND 5%) BEFORE THEY CAN SHOW POSITIVE
                     NET INCOME.  BOTH NORTH AMERICA AND BRAZIL HAVE
                     REACHED THIS CRITICAL MARKET SHARE

                -    CORN AND SOYBEAN ARE THE MAJOR CROPS PLANTED IN
                     NORTH AMERICA AND BRAZIL.  THEY REPRESENT MOST OF
                     THE REVENUE AND MOST OF THE FIXED AND VARIABLE COSTS
---------------
 CORN EARLY     -    MYCOGEN'S MARKET SHARE IN THE NORTH AMERICAN CORN
 TRAITS              MARKET AND THE ATTRACTIVE GROWTH PROSPECTS FOR
---------------      MYCOGEN'S NEW CORN HYBRIDS PROVIDE A STRONG BASE TO
                     PROPEL SALES OF EARLY TRAITS

                - MYCOGEN'S EXPERIENCE WITH TRANSFORMING CORN AND GAINING SUITABLE EXPRESSION OF TRANSGENIC BT
                     PROVIDES A COMPETITIVE ADVANTAGE IN THE INTRODUCTION OF NEW BT-BASED EARLY TRAITS

---------------
 SOYBEAN OUTPUT -    IMPROVED SOYBEAN NUTRITIVE CONTENT WILL RESULT IN
 TRAITS              SOYBEAN FARMERS AND PROCESSORS PAYING SIGNIFICANT
---------------      PREMIUMS FOR SEED

                     - Soybean processing for food additives and protein supplements/substitutes is a large and growing industry. Feed is the primary driver of soybean value. There is significant potential to increase soybean nutritive content (e.g. protein, amino acid composition and processing characteristics) that will significantly increase value for end-users

                     - Mycogen has access to various technologies, including proprietary technologies from Demeter, that are capable of improving soybean nutritive content. The potential for higher prices from sales into Mycogen and third-party channels is a significant source of value

MYCOGEN CORPORATION
-------------------------------------------------------------------------------




                      -----------------------------------


                               DCF ANALYSIS --
                           PROCESS AND METHODOLOGY


                      -----------------------------------

MYCOGEN CORPORATION                          VALUATION: PROCESS AND METHODOLOGY
-------------------------------------------------------------------------------
FINANCIAL PROJECTION METHODOLOGY

- THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF MYCOGEN HAS AUTHORIZED WP&CO. TO UNDERTAKE A COMPREHENSIVE REVIEW OF MYCOGEN'S PRODUCTS AND DEVELOPMENT PORTFOLIO

- WP&CO. HAS CONDUCTED LENGTHY DUE DILIGENCE VISITS AND REVIEWED THE FOLLOWING INDUSTRY AND COMPANY DOCUMENTS

     - Company financial projections and business unit plans - current projections, primarily based on existing Bt traits and the conventional seed business. Also, strategic plans for all major business units, including startup plans for businesses based on early stage technologies and promising IP platforms

     - Company and Competitor Financial Publications - Company/analyst estimates for comparable operating ratios and projections

     - R&D Gap Analysis and Independent Committee Documents - Internal management and scientific expert review of company strategy, R&D portfolio, including early stage pipeline, IP portfolio, and required funding levels to support various programs

     - Mycogen Partner Presentations: presentations by Mycogen partners specifically relating to joint ventures. These include AC Humko, Verneuil Mycogen, Morgan Seeds and Dinamilho

     - Dow Presentations and Valuations: Analysis and valuation models built by Dow in collaboration with Mycogen with respect to potential Mycogen opportunities. Includes Dow Argentina opportunity analysis, Phytogen JV analysis and the Dow/ RCW Consultores Brazil market analysis

     - Industry Research Reports: Proprietary industry reviews containing information on competitor offerings, growth and market share. These include Doane Marketing Research "Report on U.S. Farm Seed Study", National Corn Growers Association reports, Context Consulting "Report on Biotech Traits" and Negocios e Mercados "Report on Brazilian Seed Market"

     - Presentations by and interviews with senior management, Special Committee members, key research personnel, operating management including business unit managers and sales staff and outside academic specialists

- BASED ON INFORMATION COLLECTED FROM THESE SOURCES, WP&CO. AND MYCOGEN MANAGEMENT MODIFIED COMPANY PROJECTIONS AS NECESSARY TO DEVELOP A SINGLE SET OF FINANCIAL PROJECTIONS FOR THE 1998-2007 PERIOD BY BUSINESS SEGMENT. THESE PROJECTIONS ARE THE BASIS FOR THE VALUATIONS DESCRIBED IN THE SECTION "RESULTS OF DCF VALUATION"

- THESE PROJECTIONS INCLUDE THE IMPACT OF THREE PENDING ACQUISITIONS IN BRAZIL. ALTHOUGH THE COMPANY'S CURRENT BALANCE SHEET DOES NOT REFLECT THE COST OF THESE ACQUISITIONS, OUR BALANCE SHEET HAS INCLUDED THE INCREASE IN NET DEBT AS A RESULT OF THESE ACQUISITIONS. THERE ARE NO OTHER ACQUISITIONS CONTRIBUTING TO THESE PROJECTIONS

- SYNERGIES THAT WOULD RESULT FROM COMBINATION OF MYCOGEN WITH A THIRD PARTY, THAT WOULD USUALLY BE REALIZED THROUGH AN AUCTION PROCESS, HAVE NOT BEEN INCLUDED IN THE CURRENT PROJECTIONS. CERTAIN SYNERGIES THAT WOULD BE EXPECTED IN A COMBINATION WITH DOW, SUCH AS HEADCOUNT REDUCTIONS AND THE EFFICIENT USE OF NET OPERATING LOSSES (NOL's) HAVE BEEN INCLUDED

MYCOGEN                                VALUATION: PROCESS AND METHODOLOGY
-------------------------------------------------------------------------------
FINANCIAL PROJECTION METHODOLOGY

-----------------------------------    -----------------------------------------
       10-YEAR PROJECTIONS                     DETAILED BASIS
-----------------------------------    -----------------------------------------
                                       -----------------------------------------
      Target Crop Acreage              - Includes demographic factors and
              X                          regional analysis by crop
                                       - Shifting planting patterns
                                       -----------------------------------------
                                       -----------------------------------------
Market Penetration of Genetically      - Adoption value of Bt and output
        Modified Seeds                   modified seed
              X                        - Presence on farmer's fields
                                       -----------------------------------------
                                       -----------------------------------------
 Market Share of Mycogen Product       - Preferred penetration in existing base
              X                        - Access to partners with large share of
                                         new markets
                                       -----------------------------------------
                                       -----------------------------------------
  Mycogen Product Selling Price
              =                        - Value capture based on improved
 Mycogen Product Sales Projections       productivity and competitive
              -                          advantage
                                       -----------------------------------------
                                       -----------------------------------------

                                       - Costs reflect minimal additional COGS
                                         and SGA for traits above those for
 Fixed and Variable Costs and Taxes      conventional seed
              +                        - R&D investment accelerated to ensure
                                         successful timing of products
                                       -----------------------------------------
                                       -----------------------------------------
Cash Flow Impact (-W.I. - CapEx + Dep.)- Based on current inventory and accounts
              =                          payable/receivable trends
  Mycogen Product Free Cash Flow       - Additional plant expenditure is
                                         dependent on sales levels and existing
                                         capacity
                                       -----------------------------------------
-----------------------------------
       VALUATION METHODOLOGY
-----------------------------------

MYCOGEN                                VALUATION: PROCESS AND METHODOLOGY
-------------------------------------------------------------------------------
VALUATION METHODOLOGY

-----------------              ---------------              -------------------
 TERMINAL VALUE:                DISCOUNT RATE                PERPETUITY VALUE:
 EBIT MULTIPLES                                                  FREE CASH
                                                                  GROWTH
-----------------              ---------------              -------------------


                                  [GRAPH]

MYCOGEN                                     VALUATION: PROCESS AND METHODOLOGY
------------------------------------------------------------------------------
IMPLICATION OF PROJECTED GROWTH RATE - NORTH AMERICA EXAMPLE

                                  --------
----                 ------       IMPLIED                ------
CROP                 GROWTH        EBIT                  MARKET
----                  RATE        MULTIPLE               SHARE*
                     ------       --------               ------

                                                               13.6%
                                                   3.4%
Corn Input           5.0 - 6.5%   3.3 - 4.7x   [BAR GRAPH]  [BAR GRAPH]
                                               ------------------------
                                                   1997         2007


                                                                3.9%

Soybean Output       5.0 - 6.5%   2.5 - 3.4x         0%     [BAR GRAPH]
                                               ------------------------
                                                   1997         2007


                                                                 10%

Disease Resistance   8.0 - 10.0%  1.5 - 3.1x         0%     [BAR GRAPH]
(Share of Mycogen                              ------------------------
 Market)                                           1997         2007



--------------------------
*Assumes that total market remains constant and revenues / customer are fixed.

MYCOGEN CORPORATION                          VALUATION: PROCESS AND METHODOLOGY
-------------------------------------------------------------------------------
ILLUSTRATIVE FINANCIAL PROJECTIONS -- NORTH AMERICA SOYBEAN TRAIT EXAMPLE


- MYCOGEN'S FINANCE GROUP IN COLLABORATION WITH INDIVIDUAL BUSINESS UNITS PREPARED DETAILED FINANCIAL PROJECTIONS INCLUDING PRICING, PENETRATION AND MARGIN ASSUMPTIONS. A SAMPLE OF THESE PROJECTIONS (FOR THE NORTH AMERICAN SOYBEAN TRAIT BUSINESS) ARE INCLUDED ON PAGE 17-19.

- WP&CO. EXAMINED THESE PROJECTIONS AND IN CONSULTATION WITH MYCOGEN MANAGEMENT MODIFIED THEM AS NECESSARY TO ENSURE CONSISTENCY WITH OVERALL MARKET TRENDS AND AVAILABILITY OF REQUIRED DEVELOPMENT FUNDS.

     - Ensure pricing by geographies is comparable and market share of traits is consistent with planned introduction of stacked traits

     - Allow for pricing discounts where third party sales channels or technology licenses are required

     - Relate necessary R&D spending to gap analysis conducted by scientific and technical planning committee. R&D spending allocated to individual product lines and independent business units where possible

     - Apply consistent operating assumptions to generate cash flows for individual business units and corporate center

- THE RESULTING 10-YEAR FINANCIAL PROJECTIONS (INCLUDING 1998) WERE USED TO ESTIMATE THE VALUE OF EACH LINE OF BUSINESS. ASSUMPTIONS FOR EACH BUSINESS UNIT WERE APPLIED SO AS TO BE CONSISTENT IN TERMS OF GROWTH RATES, EXPECTED TERMINAL MULTIPLES AND RISK ADJUSTED DISCOUNT RATES. SAMPLE VALUATION SUMMARIES FOR THE NORTH AMERICAN SOYBEAN TRAIT BUSINESS UNIT ARE SHOWN ON PAGE 20.

MYCOGEN CORPORATION                          VALUATION: PROCESS AND METHODOLOGY
-------------------------------------------------------------------------------
RECONCILIATION OF PROJECTIONS - CURRENT ESTIMATES VERSUS PRIOR BUSINESS PLANS

- TIMING: THE PREVIOUS VERSION OF THE MYCOGEN BOARD PLAN WAS PREPARED IN AUGUST 1997, NEARLY ONE YEAR AGO

- COMMERCIALIZATION EXPERIENCE AND SUCCESS: IN THE PAST YEAR, MYCOGEN HAS MET SOLID SUCCESS IN THE COMMERCIALIZATION OF NEW HYBRIDS. THESE GAINS, PRIMARILY IN DEVELOPING BREEDING PROGRAMS THAT GENERATE QUALITY GERMPLASM AND ESTABLISHING DEALER AND PARTNER NETWORKS, ARE EXPECTED TO ACCELERATE THE GAIN OF MARKET SHARE

     - Totally Managed Feedstuff (TMF) high-silage corn has been rapidly accepted by farmers. As a result Mycogen has been able to sign agreements with over 20 new distributors over the past ten months. This additional market share will also translate into additional revenues for early, output and disease resistance traits

     - Mycogen's new corn hybrids show yields comparable to the leading Pioneer hybrids. As a result, Mycogen's prior estimates for corn seed sales in the 2000-2007 period have been revised slightly upward

-    STRATEGY:  MYCOGEN'S STRATEGY FOR THE SOUTH AMERICA MARKET HAS FORGED AHEAD

     - Mycogen has made three significant acquisitions in the Brazilian market that strengthen its presence in this large market. These acquisitions were not included in the prior business plans

     - Considerable improvement has been made in rationalizing customer accounts in Argentina and Brazil. This is resulting in an improvement in margins that has not been included in prior business plans

- NON-CORE CROPS: SIGNIFICANT OPPORTUNITIES EXIST FOR BT TECHNOLOGY IN RICE, TURF, ALFALFA AND OTHER CROPS. THESE OPPORTUNITIES WHILE NOT INCLUDED IN PREVIOUS PROJECTIONS, ARE INCLUDED IN CURRENT PROJECTIONS

- NEW TECHNOLOGIES: MYCOGEN HAS DEVELOPED NEW TECHNOLOGY PLATFORMS THAT ALLOW IT TO AGGRESSIVELY PURSUE NEW OPPORTUNITIES IN OUTPUT TRAIT ENHANCEMENT AND PLANT DISEASE RESISTANCE

     - Demeter, Ahlquist and other transgenic technologies are powerful recent additions to Mycogen's IP portfolio

     - New business opportunities presented by these technologies are sizable but have not been included in previous business plans

     - With Mycogen's increasing experience in plant gene characterization and expression as well as in breeding elite germplasm, Mycogen is highly confident that these programs, if adequately funded, will generate significant value

- R&D SPENDING: THE PROJECTIONS USED HERE HAVE BEEN DEVELOPED WITH A BOTTOM-UP APPROACH TO ESTIMATING R&D FUNDING REQUIREMENTS. BASED ON SCIENTIFIC PERSONNEL ASSESSMENT OF BASIC RESEARCH (GENE CHARACTERIZATION, PLANT TRANSFORMATION, OPTIMIZATION AND BREEDING) TRAIT-BASED SPENDING REQUIREMENTS WERE ADDED TO THE TRADITIONAL "PERCENTAGE OF SALES" APPROACH. OUR MORE CONSERVATIVE APPROACH PLACES THE R&D SPENDING IN 2007 AT $215 MILLION AS OPPOSED TO THE CURRENT BUSINESS PLAN ESTIMATE OF $68 MILLION


                                                                       NORTH AMERICAN SEEDS
                                                                          SOYBEAN TRAITS

                                        1998    1999    2000     2001      2002      2003      2004      2005      2006      2007
                                        ------------------------------------------------------------------------------------------
SOYBEAN TRAITS MARKETED MYCOGEN RETAIL
MYCOGEN UNITS IN THOUSANDS              1,635   1,700   1,921    2,229     2,674     3,209     3,851     4,621     5,776     7,221

LIBERTY HERBICIDE (THIRD PARTY)
Seed premium value capture per bag                     $ 1.00   $ 1.15   $  3.25   $  3.60   $  4.00   $  4.40   $  4.75   $  5.15
% of Market Share Penetrated                               10%      15%       20%       20%       20%       20%       20%       20%
Liberty Revenue per year (000)                         $  192   $  384   $ 1,738   $ 2,311   $ 3,081   $ 4,067   $ 5,488   $ 7,437

ROUNDUP READY (THRU NOVARTIS)
Seed premium value capture per bag                     $ 4.00   $ 5.00   $  6.00   $  7.00   $  7.00   $  6.00   $  5.00   $  5.00
% of Market Share Penetrated                               60%      80%       80%       80%       80%       70%       70%       60%
Bt cyst Revenue per year (000)                         $4,611   $8,914   $12,837   $17,971   $21,565   $19,409   $20,218   $21,662

Bt CYST
Seed premium value capture per bag                                                           $  8.00   $  8.00   $  9.50   $  9.50
% of Market Share Penetrated                                                                       2%       10%       30%       50%
Bt cyst Revenue per year (000)                                                               $   616   $ 3,697   $16,463   $34,298

                                        ------------------------------------------------------------------------------------------
   TOTAL REVENUE (000)                                 $4,803   $9,299   $14,575   $20,282   $25,262   $27,173   $42,168   $63,397
                                        ------------------------------------------------------------------------------------------
                                        ------------------------------------------------------------------------------------------


ASSUMPTIONS

Bt CYST
Market opportunity = 46,000,000 bags
Soybean yields improve 15%
Mycogen retains 25% of increased yield value

LIBERTY HERBICIDE (THIRD PARTY)
Market opportunity = 9,200,000 bags
Liberty seed premium is 50% of RR tech + genetics
Mycogen retains 50% of Liberty seed premium
RR tech fee will increase $1/bag per year, RR genetic increase $.50/bag per year. Current tech fee $5/bag, RR genetics @ $2/bag



                                                                NORTH AMERICAN SEEDS
                                                                   SOYBEAN TRAITS

                                       1998  1999   2000   2001   2002     2003     2004     2005     2006     2007
                                       ------------------------------------------------------------------------------
SOYBEAN TRAITS TO THIRD PARTIES

LIBERTY HERBICIDE (THIRD PARTY)
Seed premium value capture per bag                  $  -   $  -   $ 2.00   $ 2.00   $ 2.00   $ 2.00   $ 2.00   $ 2.00
 Units (000)                                                         300      400      500      600      700      800
% of Market Share Penetrated                                           0%       0%       1%       1%       1%       1%
Liberty Revenue per year (000)                                    $    2   $    3   $    5   $    8   $   11   $   14

Bt CYST
Seed premium value capture per bag                                                  $ 5.00   $ 5.00   $ 5.00   $ 5.00
 Units (000)                                                                           200      400    1,000    1,500
% of Market Share Penetrated                                                             0%       0%       1%       2%
Bt cyst Revenue per year (000)                                                      $1,000   $2,000   $5,000   $7,500

                                       ------------------------------------------------------------------------------
   Total Revenue (000)                              $  0   $  0   $    2   $    3   $1,005   $2,008   $5,011   $7,514
                                       ------------------------------------------------------------------------------
                                       ------------------------------------------------------------------------------

GENETIC ROYALTIES
Trait Related Genetic Royalties                                      900    1,200    2,100    3,000    5,100    6,900
Non Trait Related Genetic Royalties     85    100    125    150      200      300      300      300      300      300
                                       ------------------------------------------------------------------------------
   Total Sunflower Genetic Royalties   $85   $100   $125   $150   $1,100   $1,500   $2,400   $3,300   $5,400   $7,200
                                       ------------------------------------------------------------------------------
                                       ------------------------------------------------------------------------------


ASSUMPTIONS

Bt CYST
Market opportunity = 46,000,000 bags
Soybean yields improve 15%
Royalty $5.00/bag

LIBERTY HERBICIDE (THIRD PARTY)
Market opportunity = 9,200,000 bags
Liberty seed premium is 50% of RR tech + genetics
Mycogen LibertyLink genetic royalty $2.00/bag
RR tech fee will increase $1/bag per year, RR genetic increase $.50/bag per year. Current tech fee $5/bag, RR genetics @ $2/bag


                                                                  NORTH AMERICAN SEEDS

                                  1998     1999     2000     2001     2002     2003     2004     2005     2006     2007
                                -----------------------------------------------------------------------------------------
SOYBEAN RESEARCH
Sales Dollars                    23,457   26,557   31,473   38,207   47,886   61,130   77,758   98,591 129,841   170,554
SOYBEAN % OF SALES
Hybrid Development
Line Development                    3.7%     3.7%     5.1%     5.4%     8.9%     8.3%     7.8%     7.6%    6.9%      6.2%
Trait introgression                 0.2%     0.2%     0.4%     0.6%     1.0%     0.9%     0.9%     0.8%    0.8%      0.7%
                                -----------------------------------------------------------------------------------------
  Total %                           3.9%     3.9%     5.5%     6.0%     9.9%     9.2%     8.6%     8.4%    7.6%      6.9%
                                -----------------------------------------------------------------------------------------

SOYBEAN DOLLARS
Hybrid Development                    0        0        0        0        0        0        0        0       0         0
Line Development                    865      978    1,591    2,075    4,255    5,066    6,031    7,479   8,910    10,617
Trait introgression                  46       62      138      231      473      563      670      831     990     1,180
                                -----------------------------------------------------------------------------------------
  Total Dollars                     911    1,040    1,729    2,306    4,728    5,629    6,701    8,310   9,900    11,797
                                -----------------------------------------------------------------------------------------
                                -----------------------------------------------------------------------------------------

TOTAL R&D DOLLARS BY ACTIVITY
Hybrid Development                7,235    8,257   10,796   13,339   17,166   20,425   23,556   30,004  36,700    44,297
Line Development                  3,353    4,003    5,198    7,261   10,916   12,988   14,336   17,811  21,197    25,241
Trait introgression                 533      648    1,203    2,259    3,169    3,859    6,478    7,178   7,547     8,391
Other                               125      120      126      213      295      287      347      427     576       740
                                -----------------------------------------------------------------------------------------
  Total                          11,246   13,028   17,323   23,072   31,546   37,559   44,717   55,419  66,021    78,669
                                -----------------------------------------------------------------------------------------
                                -----------------------------------------------------------------------------------------

TOTAL R&D DOLLARS BY CROP
Corn                              9,077   10,532   13,662   18,212   23,324   27,768   33,059   40,995  48,840    58,199
Soybeans                            911    1,040    1,729    2,306    4,728    5,629    6,701    8,310   9,900    11,797
Sunflowers                        1,024    1,171    1,557    2,075    2,837    3,377    4,021    4,986   5,940     7,078
Sorghum                             109      165      249      266      362      498      589      701     765       855
Other                               125      120      126      213      295      287      347      427     576       740
                                -----------------------------------------------------------------------------------------
  Total                          11,246   13,028   17,323   23,072   31,546   37,559   44,717   55,419   66,021   78,669
                                -----------------------------------------------------------------------------------------
                                -----------------------------------------------------------------------------------------

% of Sales Dollars                   11%      11%      12%      13%      14%      14%      14%      14%      14%      13%


MYCOGEN CORPORATION                           VALUATION: PROCESS AND METHODOLOGY
--------------------------------------------------------------------------------
N. AMERICA SOYBEAN/SORGHUM INPUT TRAITS DISCOUNTED CASH FLOW ANALYSIS


-------------                                   -------------------------------
DISCOUNT RATE                                   YEAR 2007 CASH FLOW GROWTH RATE
-------------                                   -------------------------------
                                                  5.0%    5.5%    6.0%    6.5%
                                                 ------  ------  ------  ------

     20.0%    PV of Free Cash Flow               $27.7   $27.7   $27.7   $27.7
              PV of Terminal Multiple             39.8    41.4    43.1    44.9
                                                 ------  ------  ------  ------
              Enterprise Value                   $67.5   $69.1   $70.8   $72.6
              Less: Net Debt                       0.0     0.0     0.0     0.0
                                                 ------  ------  ------  ------
              EQUITY VALUE                       $67.5   $69.1   $70.8   $72.6
              IMPLIED PERPETUITY GROWTH            5.0%    5.5%    6.0%    6.5%
                % VALUE FROM TERMINAL MULT.       59.0%   59.9%   60.9%   61.8%


     22.0%    PV of Free Cash Flow               $24.6   $24.6   $24.6   $24.6
              PV of Terminal Multiple             29.8    30.8    31.9    33.1
                                                 ------  ------  ------  ------
              Enterprise Value                   $54.3   $55.4   $56.5   $57.7
              Less: Net Debt                       0.0     0.0     0.0     0.0
                                                 ------  ------  ------  ------
              EQUITY VALUE                       $54.3   $55.4   $56.5   $57.7
              IMPLIED PERPETUITY GROWTH            5.0%    5.5%    6.0%    6.5%
                % VALUE FROM TERMINAL MULT.       54.8%   55.7%   56.5%   57.4%


     24.0%    PV of Free Cash Flow               $21.9   $21.9   $21.9   $21.9
              PV of Terminal Multiple             22.6    23.4    24.1    24.9
                                                 ------  ------  ------  ------
              Enterprise Value                   $44.5   $45.2   $46.0   $46.8
              Less: Net Debt                       0.0     0.0     0.0     0.0
                                                 ------  ------  ------  ------
              EQUITY VALUE                       $44.5   $45.2   $46.0   $46.8
              IMPLIED PERPETUITY GROWTH            5.0%    5.5%    6.0%    6.5%
                % VALUE FROM TERMINAL MULT.       50.9%   51.7%   52.5%   53.3%


           --------------------------------------------------------------------

           SELECTED EQUITY VALUE RANGE       $45             --            $73

           --------------------------------------------------------------------

MYCOGEN CORPORATION                                                                            VALUATION: SUMMARY OF BUSINESS UNITS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
ELEMENTS OF PROJECTED BUSINESS VALUATION

-------------------------------------------------------------------------------------------------------------------------------
       BUSINESS                CROP                       TRAIT                          GEOGRAPHICAL REGION
       --------                ----                       -----                          -------------------
                                                                           N. AMERICA    ARGENTINA    BRAZIL           OTHER
-------------------------------------------------------------------------------------------------------------------------------
       Biopesticides           --                          --                   X

       SoilServ                --                          --                   X

       Conventional Seed
                           Corn                            --                   X           X            X
                           Soybeans                        --                   X
                           Sunflower                       --                   X
                           Sorghum                         --                   X
                           Alfalfa                         --                   X

       Early Traits (Herbicide Resistance)
                           Corn                        RR/LL                    X           X            X
                           Sunflower                   RR/LL                                X
                           Soybean                     LL                       X
                           Sorghum                     RR/LL                    X

       Early Traits (Insect Resistance)
                           Corn                        Bt176                    X
                           Corn                        Spodoptera                                        X
                           Corn                        Elasmopalpost                                     X
                           Corn                        Diabrotica                                        X
                           Corn                        Helicoverpa                                       X
                           Corn                        Armyworm
                           Corn                        ECB/Glufosinate          X           X
                           Corn                        CRW/Glufosinate          X           X
                           Sunflower                   Looper                               X
                           Sunflower                   Head Moth                X
                           Sunflower                   Seed Weevil              X
                           Soybean                     Cyst                     X                        X
-------------------------------------------------------------------------------------------------------------------------------


MYCOGEN CORPORATION                                                                            VALUATION: SUMMARY OF BUSINESS UNITS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
ELEMENTS OF PROJECTED BUSINESS VALUATION (CONT'D)

-------------------------------------------------------------------------------------------------------------------------------
       BUSINESS                CROP                       TRAIT                          GEOGRAPHICAL REGION
       --------                ----                       -----                          -------------------
                                                                           N. AMERICA    ARGENTINA    BRAZIL           OTHER
-------------------------------------------------------------------------------------------------------------------------------
                           Sorghum                     Midge
                                                       Greenbug Aphid
                           Alfalfa                     Weevil
                                                       Lepidoptera

       Output              Corn                        High Oil                 X           X            X
                                                       High Oil/Evt. 176        X
                                                       Hi Oleic                 X           X            X
                                                       Low Phytate              X           X            X
                                                       Forage Protein           X           X            X
                                                       Green Gene               X           X            X
                           Soybean                     High Nutrition           X                        X
                           Sunflower                   High Oleic               X
                                                       High Palmitic            X
                                                       Quality Protein          X           X
                           Sorghum                     Nutritional              X

       Disease Resistance
                           Corn                        Mold/Mycotoxin                       X            X
                           Sunflower                   Sclerotinia              X           X
                                                       Verticilian                          X
-------------------------------------------------------------------------------------------------------------------------------


MYCOGEN CORPORATION                                                                            VALUATION: SUMMARY OF BUSINESS UNITS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
ELEMENTS OF PROJECTED BUSINESS VALUATION (CONT'D)

-------------------------------------------------------------------------------------------------------------------------------
       BUSINESS                  CROP                       TRAIT                          GEOGRAPHICAL REGION
       --------                  ----                       -----                          -------------------
                                                                             N. AMERICA    ARGENTINA    BRAZIL           OTHER
-------------------------------------------------------------------------------------------------------------------------------
       JV/Partner Royalties
                              VMO                        Conventional                                                  Europe
                                                         Early Traits                                                  Europe
                                                         Output Traits                                                 Europe
                              Cotton                     Conventional             X           X
                                                         Bud/Bollworm             X           X                        Australia
                                                         Boll Weevil              X           X                          and
                                                         Lygus                    X                                    Greece
                              Oilseed/Humko                  --                   X           X
                              Oilseed/DAS                    --                   X
                              Rice                       Stem Borer                                                    Japan
                                                         Plant Hopper                                                  Japan
                              Turf                       White Grub               X
                                                         Army/Cutworm             X
                                                         Webworm                  X
-------------------------------------------------------------------------------------------------------------------------------

                           --------------------------------------------------------------------------------------------------
                           PRODUCTS VALUED (BY REGION)                             38            19         14             7

                           TOTAL PRODUCT LINES VALUED                              78
                           --------------------------------------------------------------------------------------------------

                           -----------------------------------------------------------
                           CONVENTIONAL AND OTHER                                  14
                           EARLY TRAITS                                            33
                           OUTPUT TRAITS                                           25
                           DISEASE RESISTANCE                                       5
                           -----------------------------------------------------------


MYCOGEN CORPORATION
-------------------------------------------------------------------------------




                      -----------------------------------


                         RESULTS OF DISCOUNTED CASH
                               FLOW VALUATION


                      -----------------------------------

MYCOGEN CORPORATION                                                                 VALUATION: VARIABLE DISCOUNT RATE DCF ANALYSIS
----------------------------------------------------------------------------------------------------------------------------------
SUMMARY OF VALUATION


   ------------------------------------------------------------------------------------------------------------
     BUSINESS                   CROP                REGION                DISCOUNT            GROWTH RATE
                                                                             RATE             /EBIT MULTIPLE
   ------------------------------------------------------------------------------------------------------------
     Biopesticides            --                     --                11.0% - 14.0%           6 -       10
     SoilServ                 --                     --                11.0% - 14.0%           6 -       10
     Conven. Seed
                                  Corn            N. America           12.0% - 14.0%           8 -       12
                                                  Argentina            12.0% - 14.0%           8 -       12
                                                  Brazil               12.0% - 14.0%           8 -       12
                                  Soybeans        N. America           12.0% - 14.0%           8 -       12
                                                  Brazil               12.0% - 14.0%           8 -       12
                                  Sorghum         N. America           12.0% - 14.0%           8 -       12
                                  Alfalfa         N. America           12.0% - 14.0%           8 -       12
                                  Sunflower       N. America           12.0% - 14.0%           8 -       12
                                                  Argentina            12.0% - 14.0%           8 -       12
                                  All             N. America           12.0% - 14.0%           8 -       12
                                                  Argentina            12.0% - 14.0%           8 -       12
                                                  Brazil               12.0% - 14.0%           8 -       12


     Early / Input Traits
                                  Corn            N. America           20.0% - 24.0%        5.0% -     8.5%
                                                  Argentina            20.0% - 24.0%        0.0% -     6.5%
                                                  Brazil               20.0% - 24.0%        5.0% -     6.5%
                                  Soybeans        N. America           20.0% - 24.0%        5.0% -     6.5%
                                                  Brazil               20.0% - 24.0%        5.0% -     6.5%
                                  Sunflower       N. America           20.0% - 24.0%        5.0% -     6.5%
                                                  Argentina            20.0% - 24.0%        0.0% -     6.5%
                                  All             N. America           20.0% - 24.0%        5.0% -     6.5%
                                                  Argentina            20.0% - 24.0%        0.0% -     6.5%
                                                  Brazil               20.0% - 24.0%        5.0% -     6.5%


     Output Traits
                                  Corn            N. America           25.0% - 30.0%        5.0% -     6.5%
                                                  Argentina            25.0% - 30.0%        5.0% -     6.5%
                                                  Brazil               25.0% - 30.0%        5.0% -     6.5%
                                  Soybean         N. America           25.0% - 30.0%        5.0% -     6.5%
                                                  Brazil               25.0% - 30.0%        5.0% -     6.5%
                                  Sunflower       N. America           25.0% - 30.0%        5.0% -     6.5%
                                                  Argentina            25.0% - 30.0%        5.0% -     6.5%
                                  All             N. America           25.0% - 30.0%        5.0% -     6.5%
                                                  Argentina            25.0% - 30.0%        5.0% -     6.5%
                                                  Brazil               25.0% - 30.0%        5.0% -     6.5%


     Disease Resistance
                                                  N. America           31.0% -  50.0%       8.0% -    10.0%
                                                  Argentina            31.0% -  50.0%       8.0% -    10.0%
                                                  Brazil               31.0% -  50.0%       8.0% -    10.0%

                                  All Other Crops                      45.0% - $50.0%       8.0% -    10.0%
                                  Rice (Japan Tobacco)                 31.0% - $50.0%       8.0% -    10.0%


     JV/Royalties
        VMO                       Conventional Seed                    12.0% -  14.0%          6 -       10
                                  Early / Input Traits                 20.0% -  24.0%       5.0% -     6.5%
                                  Output Traits                        25.0% -  30.0%       5.0% -     6.5%
                                  Disease-Res.                         31.0% -  30.0%       8.0% -    10.0%
                                                                                                     Total VMO
        JG Boswell                Cotton                               12.0% -  14.0%          8 -       12

        Humko                     Oilseed         N. America           12.0% -  14.0%          6 -       10
                                                  Argentina            12.0% -  14.0%          6 -       10
                                                                                                 Total Oilseed
        DAS Canada                Canola                               20.0% -  24.0%          8 -       12
        PHB Bt Royalties                                               20.0% -  20.0%
        Other Partner Royalties                                        20.0% -  24.0%       1.0% -      25%
        Other Pests / Crops                                            31.0% - $ 0.0%       5.0% -     6.3%

     Miscellaneous (1)

                              Synergy with Third Party (common Illinois Foundation Seed)
                              Cost Savings
                              NOL-Current (est)
                              NOL-Projected (est)
                              Monsanto Settlement (80%-100% Probability)
                              35% in Vermont (at cost)
                              Oral Immunity (est.)
                              Bt Blocking (50% Probability)            20.0% - 24.0%
                              Corporate A&D                            22.0% - 14.0%
                              Litigation Expense (Net of Interest)     12.8% - 14.0%
                              Net Debt





     Total
        Shares Outstand (MM)      36.26
        Options Outstand (MM)      3.59
     Final Outstanding (Treasury Method, MM)

                                                                                             Value/Share
   ------------------------------------------------------------------------------------------------------------


   ----------------------------------------------------------------------------------------
            VALUATION                                     GEOGRAPHIC         SUB-     VALUE/
       LO            HI        AVERAGE         TOTAL        TOTAL           TOTALS    SHARE
   ----------------------------------------------------------------------------------------
         $3 -         $4           $4             $4          $4        $0.09 - $0.12
        $28 -        $40          $34            $34         $34        $0.72 - $1.02

        $94 -       $210         $152
        $37 -        $56          $47
       $101 -       $175         $138
       ($10)-        $18           $4
         $0 -         $0           $0
         $9 -        $15          $12
         $3 -         $9           $6
        ($4)-        ($4)         ($4)
        $14 -        $22          $18
        $97 -       $254                        $176                    $2.54 - $6.53
        $49 -        $79                         $64                    $1.29 - $2.02
       $101 -       $175                        $138                    $2.65 - $4.50
              Total Conventional Seed                       $378


        $72 -       $126          $99
         $1 -         $5           $3
        $29 -        $53          $41
        $45 -        $73          $59
        ($0)-         $1           $0
        ($1)-        ($1)         ($1)
        ($1)-         $2           $1
       $115 -       $198                        $156                    $3.01 - $5.08
        ($0)-         $7                          $3                   $-0.01 - $0.18
        $29 -        $54                         $41                    $0.75 - $1.39
                    Total Early Traits                      $201


         $7 -        $17          $12
        ($2)-        ($2)         ($2)
         $5 -        $11           $8
       $144 -       $266         $205
         $7 -        $14          $11
         $4 -         $8           $6
        $13 -        $23          $18
       $156 -       $291                        $223                    $4.08 - $7.47
        $11 -        $21                         $16                    $0.28 - $0.55
        $14 -        $27                         $20                    $0.35 - $0.70
                   Total Output Traits                      $260


        ($2)-         $0          ($1)           ($1)                  $-0.05 - $0.00
        ($0)-         $2           $1             $1                    $0.00 - $0.04
        ($0)-        ($0)         ($0)           ($0)                  $-0.01 - $-0.01
     Total Disease Resistance (Current)                      ($1)
       $119 -       $154         $136           $136                    $3.10 - $3.96
        ($2)-         $2          ($0)           ($0)                  $-0.06 - $0.04
       Total Disease Resistance (Other)                     $136


         $7 -        $10           $9                                   $0.18 - $0.27
        ($1)-        ($2)         ($2)                                  $-0.04 - $-0.04
         $2 -         $4           $3                                   $0.06 - $0.11
        ($0)-         $0           $0                                   $0.00 - $0.01
         $8          $14                         $11         $11
        $39 -        $86          $73            $73         $73        $1.54 - $2.22

         $0 -         $0           $0             $0                    $0.00 - $0.00
         $2 -         $3           $2             $2                    $0.06 - $0.07
         $0 -         $0                                      $3
        $13 -        $21          $17            $17         $17        $0.34 - $0.54
        $35          $38          $36            $36         $36        $0.90 - $0.97
        $14 -        $21          $17            $17         $17        $0.35 - $0.54
        $20 -       $104          $62            $62         $62        $0.53 - $2.67



        $29          $45          $37            $37                    $0.75 - $1.15
         $9          $13          $11            $11                    $0.23 - $0.34
        $80 -        $80          $80            $80                    $2.09 - $2.06
        $30 -        $30          $30            $30                    $0.77 - $0.76
        $82 -       $103          $92            $92                    $2.15 - $2.64
         $9 -         $9           $9             $9                    $0.25 - $0.24
        $20 -        $30          $30            $30                    $0.52 - $0.77
       $111 -       $131         $121           $121                    $2.91 - $3.36
       ($80)-       ($77)        ($79)          ($79)                  $-2.10 - $-1.99
       ($37)-       ($34)        ($36)          ($36)                  $-0.97 - $-0.92
       ($75)-       ($75)        ($75)          ($75)                  $-1.96 - $-1.93
                                                            $220

    ---------    ---------   ---------      ---------    --------
      $1,847      $1,841       $1,444         $1,482      $1,482




       38.27       38.93        38.40          38.75

      $27.37      $47.29       $37.32         $37.82
   ----------------------------------------------------------------------------------------

(1) Additional opportunities remaining to be quantified include biotech reagent and protocol licensed royalties and oral immunity.

Note: Initial value excludes contribution from revenue synergies, cost savings, and other economies of scale from consolidation with DAS. Value per share calculated based on outstanding common shares, includes 3.593 million outstanding options with an average exercise price of $12.03

MYCOGEN                          VALUATION: VARIABLE DISCOUNT RATE DCF ANALYSIS
-------------------------------------------------------------------------------
VALUATION OF BUSINESSES (AVERAGE OF PROJECTED RANGE)


                                  [GRAPH]

MYCOGEN                          VALUATION: VARIABLE DISCOUNT RATE DCF ANALYSIS
-------------------------------------------------------------------------------
SENSITIVITY OF VALUATION TO CONVENTIONAL SEED MARKET SHARE


                                          BASE CASE                                 SENSITIVITY ANALYSIS
                                          ---------                                 --------------------
                                 CONVENTIONAL                           NEW CONVENTIONAL            NEW CONVENTIONAL
                                 SEED MARKET      CONTRIBUTION          2007 SEED SHARE @           2007 SEED SHARE @
                                 1997   2007        TO VALUE             75% OF FORECAST             125% OF FORECAST
                                --------------   --------------     -----------------------      ----------------------
KEY BUSINESSES                                                                      CHANGE                      CHANGE
--------------
CONVENTIONAL SEEDS

Corn             N. America       3.4%    13.6%    $2.46 - $5.40     $0.98 - $2.87  (60.2%)      $3.93 - $7.92   59.8%

                 Brazil          11.0%    29.0%    $2.65 - $4.50     $2.34 - $3.91  (11.7%)      $2.97 - $5.09   12.1%

EARLY TRAITS

Corn              N. America      3.4%    13.6%    $1.88 - $3.25     $1.60 - $2.76  (14.9%)      $2.16 - $3.72   14.9%

Soybean           N. America      1.8%     7.8%    $1.16 - $1.86     $0.86 - $1.36  (25.9%)      $1.22 - $1.96    5.2%

OUTPUT TRAITS

Soybean           N. America      1.8%     7.8%    $3.77 - $6.83     $3.55 - $6.40   (5.8%)      $3.99 - $7.24    5.8%



PERCENTAGE OF TOTAL VALUE (1)                             45.3%          40.6%                         48.7%

TOTAL  VALUATION/SHARE                              $27.37 - $47.29  $23.98 - $41.51             $30.25 - $52.38

(1) Total valuation includes 35 additional business units.                             WASSERSTEIN PERELLA & CO.
----------------------------------------------------------------------------------------------------------------

MYCOGEN CORPORATION
-------------------------------------------------------------------------------
PROBABILITY-WEIGHTED VALUATION METHODOLOGY

- AN ALTERNATIVE METHOD OF VALUATION, RATHER THAN VARYING THE DISCOUNT RATES FOR VARIOUS PROJECTS, USES PROBABILISTIC WEIGHTING OF EVENTS WITH A CONSTANT RISK-ADJUSTED COST OF CAPITAL

- INSTEAD OF USING VARIABLE DISCOUNT RATES FOR BUSINESSES TO REFLECT THE VARYING ASSOCIATED RISK, THE RISK OF A GIVEN BUSINESS IS MADE EXPLICIT THROUGH DEFINED GO/NO GO DECISION STAGES

     - The development pipeline for new products is defined in terms of discrete stages with associated cost requirements. Each stage is also examined in terms of success rate of various categories of projects through the relevant go/no go decision points

     - Scientific expert opinion is collectively applied to estimate the projected probability for successfully developing new projects. Early stages receive a low probability due to scientific risks, and later stages receive a higher probability due to commercialization risks

- THE RESULTING PRODUCT ATTRITION AND SPENDING PROFILES ARE APPLIED TO ESTIMATE THE PROBABILITY THAT A GIVEN PROJECT WILL PASS THROUGH SUCCESSIVE STAGES OF THE DEVELOPMENT PIPELINE UNTIL COMMERCIALIZATION. THESE PROBABILITY-WEIGHTED EXPENSE AND REVENUE STREAMS ARE THEN USED TO ESTIMATE THE FREE CASH FLOW AND ASSOCIATED VALUATION

- WP&CO. HAS LOWERED MANAGEMENT PROBABILITY ESTIMATES TO REFLECT EXECUTION AND COMMERCIALIZATION RISK IN LIGHT OF SIZE AND FINANCIAL RESOURCES OF COMPETITORS

                                      MANAGEMENT      WP&CO. MODIFIED
                                      ----------      ---------------
                                      ESTIMATES          ESTIMATES
                                      ---------          ---------

            EARLY TRAITS                 100%               90%

            OUTPUT TRAITS                100%               81%

            DISEASE RESISTANCE           100%               72%

MYCOGEN CORPORATION                       VALUATION: PROBABILITY-WEIGHTED METHOD
--------------------------------------------------------------------------------
PRODUCT ATTRITION PROFILE FOR PROBABILITY-WEIGHTED VALUATION METHOD

--------------------------------------------------------------------------------
- THE PROBABILITY-WEIGHTED METHOD INCORPORATES ESTIMATED PROBABILITIES OF KEY EVENTS IN THE COMMERCIALIZATION OF NEW PRODUCTS TO WEIGHT THE ASSOCIATED REVENUES AND EXPENSES

- BASED ON INPUT FROM KEY SCIENTIFIC PERSONNEL AT MYCOGEN, THE FOLLOWING PROBABILITIES HAVE BEEN USED IN THIS VALUATION
--------------------------------------------------------------------------------



            [GRAPH]                 [GRAPH]                 [GRAPH]




     COST ($/MM)            T-5      T-4        T-3        T-2        T-1      T=0
                           -----    -----      -----      -----     ------   (LAUNCH)

ACTIVITIES                 $2.00     $0.5       $0.0
Gene characterization                $1.0       $0.5
Expression/Screening                            $0.5      $0.1
Optimization                                              $0.6        $0.6
Event Breeding


MYCOGEN CORPORATION              VALUATION: VARIABLE DISCOUNT RATE DCF ANALYSIS
-------------------------------------------------------------------------------
SUMMARY OF VALUATION

--------------------------------------------------------------------------------------------------------------------
                                            Discount     Growth Rate     Valuations                Geographic Sub-
Business            Crop       Region         Rate     /EBIT Multiple   Lo         Hi     Average     Total   Totals
--------------------------------------------------------------------------------------------------------------------
BIO-PESTICIDES       -           -         10.0%-14.0%       6 -  10    $    3 -  $    5   $    4    $    4   $    4
SOILSERV             -           -         10.0%-14.0%       6 -  10    $   27 -  $   41   $   34    $   34   $   34
CONVEN. SEED       Corn        N. America  11.0%-14.0%       8 -  10    $   95 -  $  185   $  140
                               Argentina   11.0%-14.0%       8 -  10    $   37 -  $   55   $   46
                               Brazil      11.0%-14.0%       8 -  10    $  112 -  $  178   $  145
                   Soybeans    N. America  11.0%-14.0%       8 -  10    $  (11)-  $    9   $   (1)
                               Brazil      11.0%-14.0%       8 -  10    $    0 -  $    0   $    0
                   Sorghum     N. America  11.0%-14.0%       8 -  10    $    9 -  $   14   $   12
                   Alfalfa     N. America  11.0%-14.0%       8 -  10    $    3 -  $    8   $    5
                   Sunflower   N. America  11.0%-14.0%       8 -  10    $   (4)-  $   (4)  $   (4)
                               Argentina   11.0%-14.0%       8 -  10    $   15 -  $   22   $   18
                   All         N. America  11.0%-14.0%       8 -  10    $  101 -  $  221             $  161
                               Argentina   11.0%-14.0%       8 -  10    $   34 -  $   81             $   68
                               Brazil      11.0%-14.0%       8 -  10    $  112 -  $  178             $  145
                                                                                  TOTAL CONVENTIONAL SEED     $  374

EARLY/INPUT TRAITS
                   Corn        N. America  11.0%-14.0%    5.0% - 6.5%   $   63 -  $  150   $  106
                               Argentina   11.0%-14.0%    5.0% - 6.5%   $    1 -  $    6   $    4
                               Brazil      11.0%-14.0%    5.0% - 6.5%   $   22 -  $   56   $   39
                   Soybeans    N. America  11.0%-14.0%    5.0% - 6.5%   $   87 -  $  189   $  138
                               Brazil      11.0%-14.0%    5.0% - 6.5%   $   (0)-  $    1   $    0
                   Sunflower   N. America  11.0%-14.0%    5.0% - 6.5%   $   (2)-  $   (0)  $   (1)
                               Argentina   11.0%-14.0%    5.0% - 6.5%   $   (0)-  $    4   $    2
                   All         N. America  11.0%-14.0%    5.0% - 6.5%   $  149 -  $  339             $  244
                               Argentina   11.0%-14.0%    5.0% - 6.5%   $    1 -  $   10             $    6
                               Brazil      11.0%-14.0%    5.0% - 6.5%   $   22 -  $   57             $   40
                                                                                       TOTAL EARLY TRAITS     $  289

OUTPUT TRAITS
                   Corn        N. America  11.0%-14.0%    5.0% - 6.5%   $    6 -  $   23   $   14
                               Argentina   11.0%-14.0%    5.0% - 6.5%   $   (1)-  $   (0)  $   (1)
                               Brazil      11.0%-14.0%    5.0% - 6.5%   $    2 -  $    9   $    5
                   Soybean     N. America  11.0%-14.0%    5.0% - 6.5%   $  110 -  $  276   $  193
                               Brazil      11.0%-14.0%    5.0% - 6.5%   $    8 -  $   16   $   11
                   Sunflower   N. America  11.0%-14.0%    5.0% - 6.5%   $    3 -  $    7   $    5
                               Argentina   11.0%-14.0%    5.0% - 6.5%   $    8 -  $   18   $   13
                   All         N. America  11.0%-14.0%    5.0% - 6.5%   $  120 -  $  306             $  213
                               Argentina   11.0%-14.0%    5.0% - 6.5%   $    6 -  $   18             $   12
                               Brazil      11.0%-14.0%    5.0% - 6.5%   $   10 -  $   27             $   18
                                                                                      TOTAL OUTPUT TRAITS     $  243

DISEASE RESISTANCE
                               N. America  11.0%-14.0%    8.0% - 10.0%  $   (2)-  $   11   $   (4)   $   (4)
                               Argentina   11.0%-14.0%    8.0% - 10.0%  $    1 -  $   10   $    6    $    6
                               Brazil      11.0%-14.0%    8.0% - 10.0%  $   (1)-  $   (1)  $   (1)   $   (1)
                                                                       TOTAL DISEASE RESISTANCE (CURRENT)     $    9

 DISEASE RESISTANCE - All Other Crops      11.0%-14.0%    5.0% -  6.5%  $   86 -  $  176   $  131    $  136
                    - Rice (Japan Tobacoo) 11.0%-14.0%    5.0% -  6.5%  $    3 -  $   14   $    8    $    8
                                                                         TOTAL DISEASE RESISTANCE (OTHER)     $  139

JV/ROYALTIES
    VMO            Conventional Seed       11.0%-14.0%      6  -  12    $    7 -  $   13   $   10
                   Early/Input Traits      11.0%-14.0%    5.0% - 6.5 %  $   (1)-  $   (1)  $   (1)
                   Output Traits           11.0%-14.0%    5.0% - 6.5 %  $    2 -  $    4   $    3
                   Disease Res.            11.0%-14.0%    5.0% - 10.0%  $   (0)-  $    4   $    2
                                                             TOTAL VMO  $    8    $   21             $   14   $   14

    JG BOSWELL     Cotton                  11.0%-14.0%       6 -   12   $   51 -  $   93   $   72    $   72   $   72

    HUMKO          Oilseed     N. America  11.0%-14.0%       8 -   10   $    0 -  $    0   $    0    $    0
                               Argentina   11.0%-14.0%       8 -   10   $    2 -  $    3   $    2    $    2
                                                         TOTAL OILSEED  $    0 -  $    0                      $    3

    DAS CANADA     Canola                  11.0%-14.0%       6 -   10   $   19 -  $   40   $   29    $   29   $   29
    PHB BT ROYALTIES                       11.0%-14.0%                  $   43 -  $   48   $   46    $   46   $   46
    OTHER PARTNER ROYALTIES                11.0%-14.0%    5.0% - 6.5%   $   10 -  $   22   $   16    $   16   $   16
    Other Pests/Crops                      11.0%-14.0%    5.0% - 6.5%   $  137 -  $  334   $  236    $  236   $  236

MISCELLANEOUS(1)

      Synergy with Third Party (including Illinois Foundation Seed)     $   28 -  $   53   $   40    $   40
      Cost Savings                                                      $    9 -  $   13   $   11    $   11
      NOL-Current (est)                                                 $   80 -  $   80   $   80    $   80
      NOL-Projects (est)                                                $   35 -  $   35   $   35    $   35
      Monsanto Settlement (80%-100% Probability)                        $   82 -  $  103   $   92    $   92
      35% in Vermont (at cost)                                          $    9 -  $    9   $    9    $    9
      Oral Immunity                                                     $   20 -  $   30   $   30    $   30
      Bt Blocking (50% probability)        11.0%-14.0%                  $  175 -  $  203   $  189    $  189
      Corporate R&D                        12.0%-14.0%                  $ (124)-  $ (117)  $ (120)   $ (120)
      Litigation Expense (Net of Interest) 11.0%-14.0%                  $  (37)-  $  (35)  $  (34)   $  (34)
      Net Debt                                                          $  (75)-  $  (75)  $  (75)   $  (75)  $  (75)
                                                                                                              $  330
                                                                        ------    ------   ------    ------   ------
TOTAL                                                                   $1,663    $2,146   $1,748    $1,755   $1,755


    Shares Outstand (MM)       36.26
    Options Outstand (MM)       3.59
Final Outstanding (Treasury Method, MM)                                  38.29     39.86    38.88     38.89

                                                          Value Share   $27.77    $54.92   $44.76    $46.13


--------------------------------------------------------------------------------------------------------------------

(1) Additional opportunities remaining to be quantified include biotech reagent and protocol licensed royalties and oral immunity.

Note: Initial value excludes contribution from revenue synergies, cost savings, and other economies of scale from consolidation with DAS. Value per share calculated based on outstanding common shares, includes 3.593 million outstanding options with an average exercise price of $12.03

MYCOGEN CORPORATION
-------------------------------------------------------------------------------
IMPACT OF RECENT SEED OPERATION RESULTS

- UPON COMPLETION OF THE FY 1998 SETTLEMENT PROCESS, THE NORTH AMERICAN SEED BUSINESS HAS POSTED RESULTS IN LINE WITH PROJECTIONS FOR ALL BUT THE CORN SEED OPERATIONS

     - Corn seed is expected to post a decline in volume of approximately 10% relative to FY 1997

     -    Corn prices also have shown a less robust increase than expected

     - As a result, seed sales are expected to be 24% below 1998 plan and 8% below 3Q 1998 forecasts

- THE OBSERVED DECLINE IN VOLUME AND UNIT SALES PRICE IS DUE TO AGGRESSIVE DISCOUNTING BY DEKALB AND PIONEER. SUCH DISCOUNTING TO GAIN MARKET SHARE IS NOT A SUSTAINABLE LONG-TERM STRATEGY. HOWEVER, THE RESULTING LOSSES IN MARKET SHARE MAY ADVERSELY IMPACT MYCOGEN'S LONG-TERM GROWTH PROJECTIONS

- IN ARGENTINA, BECAUSE THE FISCAL YEAR EXTENDS THROUGH JANUARY, ONLY PRELIMINARY RESULTS ARE AVAILABLE. THESE RESULTS SUGGEST THAT SALES WILL BE $4 MM SHORT (ABOUT 10% BELOW PROJECTIONS) AND GROSS PROFITS WILL BE 30% BELOW PROJECTED LEVELS OF $12 MM

- ASSUMING THAT THE RECENT MARKET SHARE EROSION IMPACTS PROJECTED MARKET SHARE GROWTH IN A CONSTANT FASHION, TOTAL VALUE WOULD BE REDUCED BY APPROXIMATELY $40 MM OR APPROXIMATELY $1 PER MYCOGEN SHARE

                                        Current Range         Reduced Growth Range
                                        -------------         --------------------
         Variable Discount Rate        $27.37 - $47.29           $26.22 - $45.44

         Probability Weighted Method   $27.82 - $54.97           $26.83 - $53.28

MYCOGEN CORPORATION              VALUATION: VARIABLE DISCOUNT RATE DCF ANALYSIS
-------------------------------------------------------------------------------
SUMMARY OF VALUATION


BUSINESSES             CROPS     REGIONS    DISCOUNT     GROWTH RATE         VALUATION             GEOGRAPHIC  SUB-       VALUE/
                                              RATE      /EBIT MULTIPLE     LO       HI     AVERAGE   TOTAL    TOTALS      SHARE
------------------------------------------------------------------------------------------------------------------------------------
Biopesticides            -          -     11.0% - 14.0%    6 -    10         $3  -     $4      $4      $4         $4   $0.09 - $0.12
SoilServ                 -          -     11.0% - 14.0%    6 -    10        $28  -    $40     $34     $34        $34   $0.73 - $1.02
Conven. Seed
                     Corn      N. America 12.0% - 14.0%    8 -    12        $42  -   $156    $109
                               Argentina  12.0% - 14.0%    8 -    12        $37  -    $58     $47
                               Brazil     12.0% - 14.0%    8 -    12       $101  -   $175    $138
                     Soybeans  N. America 12.0% - 14.0%    8 -    12       ($10) -    $18      $4
                               Brazil     12.0% - 14.0%    8 -    12         $0  -     $0      $0
                     Sorghum   N. America 12.0% - 14.0%    8 -    12         $9  -    $15     $12
                     Alfalfa   N. America 12.0% - 14.0%    8 -    12         $3  -     $9      $5
                     Sunflower N. America 12.0% - 14.0%    8 -    12        ($4) -    ($4)    ($4)
                               Argentina  12.0% - 14.0%    8 -    12        $14  -    $22     $18
                     All       N. America 12.0% - 14.0%    8 -    12        $63  -   $198            $130              $1.65 - $5.09
                               Argentina  12.0% - 14.0%    8 -    12        $49  -    $79             $64              $1.29 - $2.02
                               Brazil     12.0% - 14.0%    8 -    12       $101  -   $175            $138              $2.66 - $4.50
                                                                           Total Conventional Seed            $333

Early / Input Traits
                     Corn      N. America 20.0% - 24.0% 5.0% -  6.5%        $66  -   $116     $91
                               Argentina  20.0% - 24.0% 0.0% -  6.5%         $1  -     $5      $3
                               Brazil     20.0% - 24.0% 5.0% -  6.5%        $29  -    $53     $41
                     Soybeans  N. America 20.0% - 24.0% 5.0% -  6.5%        $45  -    $73     $59
                               Brazil     20.0% - 24.0% 5.0% -  6.5%        ($0) -     $1      $0
                     Sunflower N. America 20.0% - 24.0% 5.0% -  6.5%        ($1) -    ($1)    ($1)
                               Argentina  20.0% - 24.0% 0.0% -  6.5%        ($1) -     $2      $1
                     All       N. America 20.0% - 24.0% 5.0% -  6.5%       $109  -   $187            $143              $2.84 - $4.81
                               Argentina  20.0% - 24.0% 5.0% -  6.5%        ($0) -     $7              $3             $-0.01 - $0.18
                               Brazil     20.0% - 24.0% 5.0% -  6.5%        $29  -    $54             $41              $0.75 - $1.39
                                                                                Total Early Traits            $192

Output Traits
                     Corn      N. America 25.0% - 30.0% 5.0% -  6.5%         $6  -    $15     $10
                               Argentina  25.0% - 30.0% 5.0% -  6.5%        ($2) -    ($2)    ($2)
                               Brazil     25.0% - 30.0% 5.0% -  6.5%         $5  -    $11      $8
                     Soybeans  N. America 25.0% - 30.0% 5.0% -  6.5%       $144  -   $266    $205
                               Brazil     25.0% - 30.0% 5.0% -  6.5%         $7  -    $14     $11
                     Sunflower N. America 25.0% - 30.0% 5.0% -  6.5%         $4  -     $8      $6
                               Argentina  25.0% - 30.0% 5.0% -  6.5%        $13  -    $23     $18
                     All       N. America 25.0% - 30.0% 5.0% -  6.5%       $155  -   $289            $222              $4.05 - $7.42
                               Argentina  25.0% - 30.0% 5.0% -  6.5%        $11  -    $21             $16              $0.28 - $0.55
                               Brazil     25.0% - 30.0% 5.0% -  6.5%        $14  -   $ 27             $20              $0.35 - $0.70
                                                                               Total Output Traits            $258

Disease Resistance
                               N. America 31.0% - 50.0% 8.0% - 10.0%        ($2) -    ($0)    ($1)    ($1)            $-0.05 - $0.00
                               Argentina  31.0% - 50.0% 8.0% - 10.0%        ($0) -     $2      $1      $1              $0.00 - $0.04
                               Brazil     31.0% - 50.0% 8.0% - 10.0%        ($0) -    ($0)    ($0)    ($0)           $-0.01 - $-0.01
                                                                Total Disease Resistance (Current)             ($1)
                     All Other
                      Crops               45.0% - 50.0% 8.0% - 10.0%       $119  -   $154    $136    $136              $3.11 - $3.96
                     Rice (Japan Tobacco) 31.0% - 50.0% 8.0% - 10.0%        ($2) -     $2     ($0)    ($0)            $-0.06 - $0.04
                                                                  Total Disease Resistance (Other)            $136

JV / Royalties
    VMO              Conventional Seed    12.0% - 14.0%    6 -    10         $7  -    $10      $9                      $0.18 - $0.27
                     Early / Input Traits 20.0% - 24.0% 5.0% -  6.5%        ($1) -    ($2)    ($2)                   $-0.04 - $-0.04
                     Output Traits        25.0% - 30.0% 5.0% -  6.5%         $2  -     $4      $3                      $0.04 - $0.11
                     Disease-Res.         31.0% - 50.0% 8.0% - 10.0%        ($0) -     $0      $0                      $0.00 - $0.01
                                                              Total VMO      $8  -    $14             $11      $11
    JG Boswell       Cotton               12.0% - 14.0%    8 -    12        $39  -    $86     $73     $73      $73     $1.55 - $2.22

    ???????          Oilseed   N. America 12.0% - 14.0%    6 -    10         $0  -     $0      $0      $0              $0.00 - $0.00
                               Argentina  12.0% - 14.0%    6 -    10         $2  -     $3      $2      $2              $0.06 - $0.07
                                                           Total Oilseed     $0  -     $0                       $3
    DAS Canada       Canola               20.0% - 24.0%    8 -    12        $13  -    $21     $17     $17      $17     $0.34 - $0.54
    PHD B? Royalties                      20.0% - 24.0%                     $35  -    $38     $36     $36      $36     $0.91 - $0.97
    Other Partner Royalties               20.0% - 24.0% 1.0% -  2.5%        $14  -    $21     $17     $17      $17     $0.35 - $0.54
    Other P??? / Crops                    31.0% - 50.0% 5.0% -  6.5%        $20  -   $104     $62     $62      $62     $0.53 - $2.68

Miscellaneous*

        Synergy with Third Party (???????? Illinois Productions S???)       $29       $45     $37     $37              $0.75 - $1.15
        Cost Savings                                                         $9       $13     $11     $11              $0.23 - $0.34
        NOL-Current (est)                                                   $80  -    $80     $80     $80              $2.10 - $2.06
        NOL-Projected (est)                                                 $26  -    $26     $26     $26              $0.67 - $0.66
        Monsanto Settlement (???-100% Probability                           $82  -   $103     $92     $92              $2.15 - $2.64
        35% in Ver???? (at cost)                                             $9  -     $9      $9      $9              $0.25 - $0.24
        Oral Imm???????? (est)                                              $20  -    $30     $30     $30              $0.52 - $0.77
        ?? Blocking (50% Probability)         20.0% - 24.0%                $111  -   $131    $121    $121              $2.92 - $3.36
        Corporate R&D                         12.0% - 14.0%                ($80) -   ($77)   ($78)   ($78)           $-2.09 - $-1.98
        Litigation Expenses (Net of Interest) 12.0% - 14.0%                ($37) -   ($36)   ($36)   ($36)           $-0.98 - $-0.92
        Net Debt                                                           ($75) -   ($75)   ($75)   ($75)           $-1.96 - $-1.93
                                                                                                              $217
                                                                         ------    ------  ------  ------   ------
Total                                                                    $1,??2    $1,7??  $1,??7  $1,392   $1,??3

    Shares Outstand. (MM)      36.26
    Options Outstand. (MM)      3.??
Final Outstanding (Treasury Method, MM)                                   38.20     38.90   36.66   38.68

                                                        Value/Share      $26.23    $48.44  $36.??  $34.?2
------------------------------------------------------------------------------------------------------------------------------------

[ILLEGIBLE]

MYCOGEN CORPORATION       VALUATION: PROBABILITY - WEIGHTED METHOD DCF ANALYSIS
-------------------------------------------------------------------------------
SUMMARY OF VALUATION

--------------------------------------------------------------------------------------------------------------------
                                            Discount     Growth Rate     Valuation                 Geographic Sub-
Business            Crop       Region         Rate     /EBIT Multiple   Lo         Hi     Average     Total   Totals
--------------------------------------------------------------------------------------------------------------------
BIO-PESTICIDES       -           -         10.0%-14.0%       6 -  10    $    3 -  $    5   $    4    $    4   $    4
SOILSERV             -           -         10.0%-14.0%       6 -  10    $   27 -  $   41   $   34    $   34   $   34
CONVEN. SEED       Corn        N. America  11.0%-14.0%       8 -  10    $   63 -  $  135   $   99
                               Argentina   11.0%-14.0%       8 -  10    $   37 -  $   55   $   46
                               Brazil      11.0%-14.0%       8 -  10    $  112 -  $  178   $  145
                   Soybean     N. America  11.0%-14.0%       8 -  10    $  (10)-  $    9   $   (1)
                               Brazil      11.0%-14.0%       8 -  10    $    0 -  $    0   $    0
                   Sorghum     N. America  11.0%-14.0%       8 -  10    $    9 -  $   14   $   12
                   Alfalfa     N. America  11.0%-14.0%       8 -  10    $    3 -  $    8   $    5
                   Sunflower   N. America  11.0%-14.0%       8 -  10    $   (4)-  $   (4)  $   (4)
                               Argentina   11.0%-14.0%       8 -  10    $   15 -  $   22   $   18
                   All         N. America  11.0%-14.0%       8 -  10    $   69 -  $  171             $  120
                               Argentina   11.0%-14.0%       8 -  10    $   34 -  $   81             $   68
                               Brazil      11.0%-14.0%       8 -  10    $  112 -  $  178             $  145
                                                                                  TOTAL CONVENTIONAL SEED     $  332

EARLY / INPUT TRAITS
                   Corn        N. America  11.0%-14.0%    5.0% - 6.5%   $   57 -  $  137   $   97
                               Argentina   11.0%-14.0%    5.0% - 6.5%   $    1 -  $    6   $    4
                               Brazil      11.0%-14.0%    5.0% - 6.5%   $   22 -  $   34   $   39
                   Soybean     N. America  11.0%-14.0%    5.0% - 6.5%   $   87 -  $  189   $  138
                               Brazil      11.0%-14.0%    5.0% - 6.5%   $   (0)-  $    1   $    0
                   Sunflower   N. America  11.0%-14.0%    5.0% - 6.5%   $   (2)-  $   (0)  $   (1)
                               Argentina   11.0%-14.0%    5.0% - 6.5%   $   (0)-  $    4   $    2
                   All         N. America  11.0%-14.0%    5.0% - 6.5%   $  143 -  $  326             $  235
                               Argentina   11.0%-14.0%    5.0% - 6.5%   $    1 -  $   10             $    4
                               Brazil      11.0%-14.0%    5.0% - 6.5%   $   22 -  $   57             $   40
                                                                                       TOTAL EARLY TRAITS     $  280

OUTPUT TRAITS
                   Corn        N. America  11.0%-14.0%    5.0% - 6.5%   $    5 -  $   20   $   12
                               Argentina   11.0%-14.0%    5.0% - 6.5%   $   (1)-  $   (0)  $   (1)
                               Brazil      11.0%-14.0%    5.0% - 6.5%   $    2 -  $    9   $    5
                   Soybean     N. America  11.0%-14.0%    5.0% - 6.5%   $  110 -  $  276   $  193
                               Brazil      11.0%-14.0%    5.0% - 6.5%   $    6 -  $   16   $   11
                   Sunflower   N. America  11.0%-14.0%    5.0% - 6.5%   $    3 -  $    7   $    5
                               Argentina   11.0%-14.0%    5.0% - 6.5%   $    8 -  $   18   $   13
                   All         N. America  11.0%-14.0%    5.0% - 6.5%   $  118 -  $  303             $  211
                               Argentina   11.0%-14.0%    5.0% - 6.5%   $    6 -  $   18             $   12
                               Brazil      11.0%-14.0%    5.0% - 6.5%   $   10 -  $   27             $   18
                                                                                      TOTAL OUTPUT TRAITS     $  241

DISEASE RESISTANCE
                               N. America  11.0%-14.0%    5.0% - 10.0%  $   (3)-  $   10   $    4    $    4
                               Argentina   11.0%-14.0%    5.0% - 10.0%  $    1 -  $   10   $    6    $    6
                               Brazil      11.0%-14.0%    5.0% - 10.0%  $   (1)-  $   (1)  $   (1)   $   (1)
                                                                       TOTAL DISEASE RESISTANCE (CURRENT)     $    9

 DISEASE RESISTANCE - All Other Crops      11.0%-14.0%    5.0% -  6.5%  $   86 -  $  176   $  131    $  131
                    - Rice (Japan Tobacco) 11.0%-14.0%    5.0% -  6.5%  $    3 -  $   14   $    8    $    8
                                                                         TOTAL DISEASE RESISTANCE (OTHER)     $  139

JV/ROYALTIES
    VMO            Conventional Seed       11.0%-14.0%      6  -  12    $    7 -  $   13   $   10
                   Early / Input Traits    11.0%-14.0%    5.0% - 6.5 %  $   (1)-  $   (1)  $   (1)
                   Output Traits           11.0%-14.0%    5.0% - 6.5 %  $    2 -  $    4   $    3
                   Disease-Res.            11.0%-14.0%    5.0% - 10.0%  $    0 -  $    4   $    2
                                                             TOTAL VMO  $    8    $   21             $   14   $   14

    JG BOSWELL     Cotton                  11.0%-14.0%       6 -   12   $   51 -  $   93   $   72    $   72   $   72

    HUMKO          Oilseed     N. America  11.0%-14.0%       8 -   10   $    0 -  $    0   $    0    $    0
                               Argentina   11.0%-14.0%       8 -   10   $    2 -  $    3   $    2    $    2
                                                         TOTAL OILSEED  $    0 -  $    0                      $    3

    DAS CANADA     Canola                  10.0%-14.0%       6 -   10   $   19 -  $   40   $   29    $   29   $   29
    PHB BT ROYALTIES                       10.0%-14.0%                  $   43 -  $   48   $   46    $   46   $   46
    OTHER PARTNER ROYALTIES                11.0%-14.0%    5.0% - 6.5%   $   10 -  $   22   $   16    $   16   $   16
    Other Pests / Crops                    11.0%-14.0%    5.0% - 6.5%   $  137 -  $  334   $  236    $  236   $  236

MISCELLANEOUS(1)

      Syngergy with Third Party (including Illinois Foundation Seed)    $   28 -  $   53   $   40    $   40
      Cost Savings                                                      $    9 -  $   13   $   11    $   11
      NOL-Current (est)                                                 $   80 -  $   80   $   80    $   80
      NOL-Projected (est)                                               $   36 -  $   36   $   36    $   36
      Monsanto Settlement (80%-100% Probability)                        $   82 -  $  103   $   92    $   92
      35% in Vermont (at cost)                                          $    9 -  $    9   $    9    $    9
      Oral Immunity                                                     $   20 -  $   30   $   30    $   30
      Bt Blocking (50% probability)        11.0%-14.0%                  $  175 -  $  203   $  189    $  189
      Corporate R&D                        12.0%-14.0%                  $ (124)-  $ (116)  $ (120)   $ (120)
      Litigation Expense (Net of Interest) 11.0%-14.0%                  $  (37)-  $  (35)  $  (36)   $  (36)
      Net Debt                                                          $  (75)-  $  (75)  $  (75)   $  (75)  $  (75)
                                                                                                              $  332
                                                                        ------    ------   ------    ------   ------
TOTAL                                                                   $1,826    $2,000   $1,689    $1,764   $1,764


    Shares Outstand. (MM)      36.26
    Options Outstand. (MM)      3.59
FINAL OUTSTANDING (TREASURY METHOD, MM)                                  38.24     39.04    38.96     38.86

                                                          Value Share   $26.83    $53.29   $41.48    $43.83


--------------------------------------------------------------------------------------------------------------------

(1) Additional opportunities remaining to be quantified include biotech reagent and protocol licensed royalties and oral immunity.

Note: Initial value excludes contribution from revenue synergies, cost savings, and other economies of scale from consolidation with DAS. Value per share calculated based on outstanding common shares, includes 3.593 million outstanding options with an average exercise price of $12.03

MYCOGEN CORPORATION
-------------------------------------------------------------------------------




                      -----------------------------------


                             COMPARABLE ANALYSIS


                      -----------------------------------

MYCOGEN CORPORATION                                         COMPARABLE ANALYSIS
-------------------------------------------------------------------------------
COMPARABLE SEED COMPANIES

- MYCOGEN'S VALUE IS A COMBINATION OF ITS CONVENTIONAL SEED BUSINESS AND THE VALUE DERIVED FROM ACTIVITIES IN THE AGROBIOTECH AREA

- MYCOGEN'S CONVENTIONAL SEED BUSINESS IS A VALUABLE ASSET BUT HAS NO CLEAR SIMILARLY SIZED AND SCOPED COMPARABLES

     - Within the past twelve months nearly every public U.S. seed company has either been acquired or received a strategic minority investment. As a result, these stocks trade based on their pending acquisition or in the case of Pioneer and AgriBiotech on speculation of some future transaction

     - Publicly traded seed companies are a scarce asset. Private seed companies appear to be an alternative to Mycogen, but most are too small, with the larger companies operating as cooperatives and limited in their ability to offer control to a third party

     - Market share remains a key determinant of value, both because of the critical effect of size in determining profitability and the ability to drive adoption of new hybrids in the market. However, a share of the larger market for major row crops, e.g. corn and soybean, is more highly valued than similar shares in other smaller crop segments

     - While Mycogen's seed business is smaller than both Pioneer and DeKalb Genetics, these are the most comparable businesses in their leadership roles in seed distribution, germplasm quality and commitment to R&D

- OFFSETTING MYCOGEN'S SIZE RELATIVE TO SEED COMPETITORS IS ITS CLEARLY SUPERIOR POSITION RELATIVE TO MOST COMPARABLE AGROBIOTECH COMPANIES

     - Mycogen has a technology and product development portfolio that is comparable to larger competitors. Mycogen dominates the attractive Bt market. Mycogen holds more than four times the number of Bt patents held by its closest competitor

     - Mycogen's network of alliances and licensing rights provide ready access to a critical mass of biotech tools and intellectual property. In addition, Mycogen has gained exclusive access to certain highly attractive new growth platforms such as Ahlquist technology for insect and disease resistance and oral immunity through transgenic plants

- MYCOGEN'S BIOTECH CAPABILITIES ARE UNIQUE. THERE IS NO COMPARABLE PUBLIC COMPANY OF ANY SIZE. HOWEVER, A GOOD HISTORICAL COMPARABLE IS PROVIDED BY PGS. THIS BUSINESS, WITH NO SALES, LARGE LOSSES AND AN IP POSITION CONSIDERABLY WEAKER THAN MYCOGEN'S, WAS ACQUIRED BY AGREVO FOR $733 MILLION

MYCOGEN CORPORATION                                         COMPARABLE ANALYSIS
-------------------------------------------------------------------------------
COMPARABLE COMPANY ACQUISITIONS

- THE RECENT ACQUISITION OF CARGILL'S INTERNATIONAL SEED BUSINESS CONTRADICTS THE NOTION THAT LOSS-MAKING MYCOGEN DIFFERS FROM OTHER COMPARABLE ACQUISITIONS SINCE OTHER COMPANIES ARE ALL PROFITABLE. CARGILL'S LOSS-MAKING SEED BUSINESS (~$-20 MILLION IN 1997) WAS RECENTLY ACQUIRED BY MONSANTO FOR $1.4 BILLION

- THERE ARE NO COMPARABLE ACQUISITIONS OF SEED COMPANIES WITH A SIMILAR MARKET SHARE AND PRESENCE IN CROP SEGMENTS TO MYCOGEN. HOWEVER, THE ACQUISITION OF MINORITY STAKES IN PIONEER AND THE ACQUISITION OF DELTA AND PINE LAND PROVIDE SOME SIMILARITY IN TERMS OF CROP PRESENCE AND MARKET SHARE, RESPECTIVELY

- DOW'S 68.8% OWNERSHIP OF MYCOGEN WAS BOUGHT AT AN AGGREGATE ACQUISITION PRICE OF $16.78 PER SHARE. ALTHOUGH THE INITIAL PURCHASE OF 4.45 MILLION SHARES FROM LUBRIZOL TOOK PLACE AT A 25% PREMIUM TO THE MARKET, THE SUBSEQUENT SHARES PURCHASED BY DOW HAVE BEEN ACQUIRED AT A MINIMAL PREMIUM (LESS THAN 5% IN AGGREGATE)

- COMPARABLE "SQUEEZE-OUT" TRANSACTIONS IN THE BIOTECH INDUSTRY HAVE REQUIRED PREMIUM TO THE CURRENT SHAREHOLDERS OF OVER 50%. ACQUIRING THE REMAINING SHARES OF MYCOGEN IN THE RANGE OF THE CURRENT VALUATION OR AT A SIMILAR PREMIUM TO THE MARKET WILL STILL PROVIDE DOW WITH THE COMPLETE ACQUISITION OF MYCOGEN AT AN AGGREGATE PURCHASE PRICE AT OR BELOW CURRENT TRADING VALUES

MYCOGEN CORPORATION                                         COMPARABLE ANALYSIS
-------------------------------------------------------------------------------
PREMIUM ANALYSIS - MONSANTO/DEKALB GENETICS



                                                                                  PREMIUM TO PRIOR PRICE
                                                                    --------------------------------------------------
ANNC. DATE     SHARES(3)    % TOTAL   CUMM %      PRICE/SHARE(3)     1-DAY          1-WEEK        4-WEEKS      8-WEEKS
----------     ----------   -------   ------      --------------     -----          ------        -------      -------
 2/11/96          0.49        1.4%      1.4%          $10.83        $11.42  (5%)    $10.96  (1%)   $7.83  38%    $7.58   43%
 2/11/96          2.27        6.6%      8.0%          $10.83        $11.42  (5%)    $10.96  (1%)   $7.83  38%    $7.58   43%
 2/11/96         10.34       29.9%     37.8%          $11.83        $11.42   4%     $10.96   8%    $7.83  51%    $7.58   56%
   NA             0.71        2.1%     39.9%          $38.26(4)
 5/9/98          20.81       60.1%    100.0%         $100.00        $74.13  35%     $69.50  44%   $70.81  41%   $70.19   42%
                ------
  TOTAL          34.61



                                                             WEIGHTED AVG.      LATEST ACQ.
                                                             -------------      -----------
              PURCHASE PRICE PER SHARE                           $65.29            $100.00
              Shares Outstanding(2)                                36.3               36.3
                                                                   ----               ----
              Aggregate Purchase Value                         $2,371.9           $3,632.7
              Net Debt (2/98)                                     110.0              110.0
                                                                  -----              -----
              ADJUSTED AGGREGATE PURCHASE VALUE                $2,481.9           $3,742.7

              LTM Sales (2/98)                                   $468.6             $468.6
              ADJUSTED AGGREGATE PURCHASE VALUE / SALES           5.30x              7.99x


--------------------------------
(1) ESTIMATED BASED ON ANALYST ESTIMATES AND NEWS ARTICLES
(2) REPRESENTS COMMON EQUIVALENT SHARES BASED ON RESPECTIVE PRICES
(3) SPLIT ADJUSTED
(4) ESTIMATED AVERAGE SHARE PRICE. SPECIFIC DATES WERE NOT AVAILABLE



-------------------------------------------------------------------------------

MYCOGEN CORPORATION                                         COMPARABLE ANALYSIS
-------------------------------------------------------------------------------

                              TOTAL%
                        -----------------                                        PREMIUM TO PRIOR PRICE
                         PRE       POST                    ------------------------------------------------------------
ANNC. DATE    SHARES    TRANS.     TRANS.    PRICE/SHARE           1-DAY     1-WEEK        4-WEEKS        8-WEEKS
----------    ------    ------     ------    -----------           -----     ------        -------        -------
 1/15/96       4.45      18.1%      12.3%      $16.27         $16.00    2%   $14.25  14%    $13.88   17%   $13.00  25%
 1/15/96       9.50      38.6%      26.3%      $13.28         $16.00  (17%)  $14.25  (7%)   $13.88   (4%)  $13.00   2%
   1996        0.85       3.4%       2.3%      $17.21(1)
 12/3/96       1.00       4.1%       2.8%      $16.75         $16.75    0%   $16.75   0%    $15.75    6%   $14.38  17%
   1997        2.29       9.3%       6.3%      $23.20(2)
  1/9/98       0.48       2.0%       1.3%      $19.46         $19.25    1%   $19.13   2%    $19.75   (1%)  $19.94  (2%)
 1/16/98       3.76      15.3%      10.4%      $19.94         $18.75    6%   $19.13   4%    $19.13    4%   $19.88   0%
   1998        0.30       1.2%       0.8%      $19.48
 3/13/98       2.00       8.1%       5.5%      $20.06         $18.31   10%   $18.75   7%    $20.63   (3%)  $21.75  (8%)
             ------       ----       ----      ------
SUBTOTAL      24.63     100.0%      68.2%      $16.78
Final         11.48                 31.8%
             ------                 -----
Total         36.11                100.0%


ASSUMED FINAL PURCHASE PRICE / SHARE            $20.50        $25.00        $30.00        $35.00        $40.00

Cum. Wtd. Avg. Price                            $17.96        $19.39        $20.98        $22.57        $24.16
Shares Outstanding (3)                           37.9          38.4          38.8          39.0          39.2
                                                 ----          ----          ---           ----          ----
Aggregate Purchase Value                       $681.6        $744.9        $813.5        $880.8        $947.4
Net Debt (2/98)                                  13.7          13.7          13.7          13.7          13.7
                                                 ----          ----          ----          ----          ----
ADJUSTED AGGREGATE PURCHASE VALUE              $695.2        $758.6        $827.1        $894.5        $961.1

LTM Sales (2/98)                               $214.0        $214.0        $214.0        $214.0        $214.0
ADJUSTED AGGREGATE PURCHASE VALUE / SALES         3.25x         3.55x         3.87x         4.18x         4.49x


------------------------------
(1) WEIGHTED AVERAGE PRICE OF VARIOUS OPEN MARKET PURCHASES MADE DURING 1996
(2) WEIGHTED AVERAGE PRICE OF VARIOUS OPEN MARKET PURCHASES MADE DURING 1997
(3) REPRESENTS COMMON EQUIVALENT SHARES BASED ON RESPECTIVE PURCHASE PRICES FOR FINAL SHARE BLOCKS

MYCOGEN CORPORATION                                         COMPARABLE ANALYSIS
-------------------------------------------------------------------------------
PREMIUM ANALYSIS FOR BIOTECH ACQUISITIONS BY MAJOR SHAREHOLDERS (1)



                                                                                                       Seller Closing Price/
                                                                                                  Pre-Ann. Acquisition Premium
                                                             Ann. Deal   Per Share           ------------------------------------
                                                   Ann.        Value        Acq.    $ Being       1-Day     30-Day     60-Day
Acquiror               Seller                      Date        ($MM)       Price    Acquired      Prem.      Prem.      Prem.
--------               ------                      ----        -----       -----    --------      -----      -----      -----
Monsanto Co.           Calgene Inc. (Biotech)     1/28/97      242.6       $8.00      43.7%       45.5%      60.0%      45.5%


Novartis AG            SyStemix Inc. (Biotech)    5/27/96      119.4      $19.50      26.8%       77.3%      59.2%      48.6%


Monsanto Co.           DeKalb Genetics             5/9/98    3,426.2      $100.00    60.11%      34.91%     41.22%     42.47%


----------------------------------------------------------------------------------------------------------------------------------
Mean                                                                                  43.5%       52.5%      53.5%      45.5%

Median                                                                                43.7%       45.5%      59.2%      45.5%

Maximum                                                                               60.1%       77.3%      60.0%      48.6%

Minimum                                                                               26.8%       34.9%      41.2%      42.5%

Mycogen Corp. Data                                                                               $20.50     $18.25     $17.00

Implied Share Price Based on Median for Biotech Transactions                                     $29.82     $29.85     $24.73

Implied Share Price Based on Mean for Biotech Transactions                                       $31.27     $28.01     $24.74

----------------------------------------------------------------------------------------------------------------------------------


------------------------------------
(1) Source: Securities Data Company

Note: Unless noted, days referred to are calendar days.

MYCOGEN CORPORATION
-------------------------------------------------------------------------------




                      -----------------------------------


                                 CONCLUSIONS


                      -----------------------------------

MYCOGEN CORPORATION                                                 CONCLUSIONS
-------------------------------------------------------------------------------
SUMMARY OF VALUATION RESULTS






                                                                 LOW        MEAN       HIGH
                                                                 ---        ----       ----
           DISCOUNTED CASH FLOW

                   Variable Discount Rate (Reduced Growth)      $26.22                $45.44
                   Probability-Weighted  (Reduced Growth)       $26.83                $53.28


           COMPARABLE TRADING COMPANIES(1)

                   Premium of 10%, Implied Multiple: 5.4x                  $30.22
                   Premium of 30%, Implied Multiple: 5.7x                  $31.93
                   Premium of 50%, Implied Multiple: 6.0x                  $33.64


           COMPARABLE ACQUISITIONS(2)

                   Range with and without DKB(3)                $33.24                $38.85


           BIOTECH SQUEEZE OUT
           (Comparable Range of Premiums)

                   Based on Price 1 Day Prior                   $27.66                $36.34
                   Based on Price 60 Days Prior                 $24.22                $25.26



(1) Comparable Companies: Pioneer, DeKalb, Delta and Pine Land, and Agribiotech. Acquisition premiums only applied to sales multiples for Pioneer and Agribiotech.

(2) Comparable acquisitions included: DeKalb(60%)/Monsanto;
    Calgene(49.9%/Monsanto); Pioneer Hi-Bred(20%)/DuPont and Delta and Pine Land/Monsanto.

(3) Delta and Pine Land acquisition not directly comparable due to dominant DPL position in cotton market.

MYCOGEN                                                             CONCLUSIONS
-------------------------------------------------------------------------------
GRAPHICAL SUMMARY OF VALUATION RESULTS




METHOD                                                  $20.00         $30.00       $40.00      $50.00       $60.00
------                                                    |              |            |           |            |
                                                          ------------------------------------------------------
-  DISCOUNTED CASH FLOW
   -  Variable Discount Rate (Reduced Growth)               $26.22 ----------------------------$45.44
   -  Probability-Weighted (Reduced Growth)                  $26.83 --------------------------------------$53.28


-  COMPARABLE TRADING COMPANIES
   (Premiums only apply to PHB and AgroBiotech)
   -  Premium 10%                                                        --
   -  Premium 30%                                                           --
   -  Premium 50%                                                              --


-  COMPARABLE ACQUISITIONS
   -  DKB, PHB, Calgene (49.9%)                                          $33.24 ----------$38.85
      (with and without DPL)


-  BIOTECH SQUEEZE OUT
   (Range of Biotech Premiums)
   -  Based on Price 1 Day Prior                                   $27.66 -------------$36.34
   -  Based on Price 60 Days Prior                            $24.22 -- $25.26


MYCOGEN                                                             CONCLUSIONS
-------------------------------------------------------------------------------
IMPLIED AGGREGATE DOW PURCHASE PRICE FOR MYCOGEN




VALUATION APPROACH                                      $10.00         $20.00       $30.00      $40.00       $50.00     $60.00
------------------                                        |              |            |           |            |          |
                                                          -----------------------------------------------------------------
   -  VARIABLE DISCOUNT RATE (REDUCED GROWTH)                              $26.22 ------------------------$45.44
   -  PROBABILITY-WEIGHTED (REDUCED GROWTH)                                 $26.83 ---------------------------------$53.28
   -  COMPARABLE TRADING/ACQUISITIONS                                              $31.06 ------ $38.85
   -  BIOTECH SQUEEZE OUT                                               $24.22 ------------- $36.34


IMPLIED AGGREGATE PURCHASE
--------------------------
(REMAINING BLOCK PURCHASED AT ABOVE VALUATION)

-  VARIABLE DISCOUNT RATE (REDUCED GROWTH)                        $19.78 ------- $25.89

-  PROBABILITY-WEIGHTED (REDUCED GROWTH)                           $19.98 ---------$28.37

-  COMPARABLE TRADING/ACQUISITIONS                                  $21.17 ---- $23.60

-  BIOTECH SQUEEZE OUT                                           $19.15 ------ $23.00


                                                                     MYCO [$21.31]

MYCOGEN CORPORATION
-------------------------------------------------------------------------------




                      -----------------------------------


                                   APPENDIX
                            A. SUMMARY FINANCIALS
                            B. COMPARABLE ANALYSES


                      -----------------------------------

MYCOGEN CORPORATION
-------------------------------------------------------------------------------




                      -----------------------------------


                               SUMMARY FINANCIALS


                      -----------------------------------

MYCOGEN CORPORATION               VALUATION: VARIABLE DISCOUNT RATE DCF ANALYSIS
--------------------------------------------------------------------------------
CORPORATE INCOME STATEMENT PROJECTIONS ($MM)


                       1998       1999       2000       2001       2002       2003       2004       2005       2006       2007
                    ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------
REVENUES                $256.5    $298.5     $355.9     $418.8     $492.9     $577.8      $705.0    $1,061.5   $1,503.8  $2,034.0
     SoilSer v           $34.2     $33.4      $33.4      $33.4      $33.4      $33.4       $33.4       $33.4      $33.4     $33.4
     Biopesticides        $8.3      $7.8       $7.8       $7.8       $7.8       $7.8        $7.8        $7.8       $7.8      $7.8
     Seeds              $186.4     221.0     $273.4     $330.3     $402.1     $486.0      $607.9      $961.1   $1,398.9  $1,923.5
     VMO                  $5.9      $7.4       $8.1       $9.1      $10.2      $11.5       $17.0       $20.5      $25.2     $30.7
     Oilseed             $21.7     $28.8      $33.2      $38.1      $39.3      $39.1       $38.9       $38.7      $38.5     $38.5
COGS                    $147.6    $175.3     $200.1     $226.8     $252.6     $278.7      $312.7      $361.5     $408.9    $464.1
    SoilServ             $22.0     $22.3      $22.3      $22.3      $22.3      $22.3       $22.3       $22.3      $22.3     $22.3
    Biopesticides         $4.5      $4.9       $4.9       $4.9       $4.9       $4.9        $4.9        $4.9       $4.9      $4.9
    Seeds                $96.3    $115.8     $135.9     $157.3     $180.9     $206.1      $239.3      $287.1     $333.3    $387.2
    VMO                   $3.9      $4.9       $5.4       $6.1       $6.8       $7.6        $8.5        $9.6      $10.7     $12.0
    Oilseed              $20.9     $27.5      $31.7      $36.3      $37.8      $37.8       $37.8       $37.8      $37.8     $37.8
GROSS PROFIT            $109.0    $123.2     $155.8     $192.0     $240.3     $299.1      $392.2      $700.0   $1,094.9  $1,569.8
SG&A                     $68.6     $81.6      $88.9      $95.7     $105.0     $114.1      $127.9      $147.0     $173.0    $204.9
R&D                      $32.5     $46.0      $59.0      $71.0      $91.0      $98.0      $105.0      $119.8     $164.6    $215.5
    SoilServ              $0.0      $0.0       $0.0       $0.0       $0.0       $0.0        $0.0        $0.0       $0.0      $0.0
    Biopesticides         $1.1      $0.8       $0.8       $0.8       $0.8       $0.8        $0.8        $0.8       $0.8      $0.8
    Seeds                $30.8     $44.0      $53.9      $60.9      $67.0      $72.9       $83.2      $116.9     $161.2    $211.6
    VMO                   $0.6      $0.7       $1.7       $2.8       $3.6       $3.6        $2.9        $2.1       $2.5      $3.1
    Oilseed               $0.0      $0.0       $0.0       $0.0       $0.0       $0.0        $0.0        $0.0       $0.0      $0.0
    Corporate             $0.0      $0.5       $2.6       $6.5      $19.6      $20.7       $18.0        $0.0       $0.0      $0.0
EBITDA                    $7.9     ($4.5)      $7.9      $25.3      $44.3      $87.0      $159.4      $433.1     $756.9  $1,149.5
Depreciation              $4.5      $5.1       $6.0       $7.0       $8.1       $9.3       $10.8       $13.1      $15.3     $17.9
Amortization              $1.3      $1.3       $1.3       $1.3       $1.3       $1.3        $1.3        $1.3       $1.2      $1.2
                     ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------
EBIT                      $2.0    ($10.9)      $0.5      $16.9      $34.8      $76.4      $147.2      $418.8     $740.4  $1,130.4
Royalty and Venture
Income                   ($4.1)    ($5.0)     ($4.8)     ($2.7)      $2.4      $12.0       $20.6       $29.9      $37.0     $48.2
TOTAL OPERATING INCOME   ($2.1)   ($15.9)     ($4.3)     $14.2      $37.2      $88.4      $167.8      $448.7     $777.4  $1,178.6
LITIGATION EXPENSES     ($20.0)   ($15.0)    ($10.0)     ($5.0)     ($2.0)     ($2.0)      ($2.0)
INTEREST EXP./REV.       ($2.8)    ($7.6)    ($11.8)    ($15.9)    ($18.6)    ($17.9)     ($15.6)      ($7.2)     $10.2     $36.6
PRE-TAX INCOME (TOTAL)  ($24.9)   ($38.5)    ($26.1)     ($6.7)     $16.6      $68.4      $150.2      $441.5     $787.7  $1,215.2
TAXES (@41%)               0.0       0.0        0.0        0.0       (6.8)     (28.1)      (61.6)     (181.0)    (322.9)   (498.2)
NOL Utilization            0.0       0.0        0.0        0.0        6.8       28.1         4.6         0.0        0.0       0.0
NET INCOME               (24.9)    (38.5)     (26.1)      (6.7)      16.6       68.4        93.2       260.5      464.7     717.0
E.P.S. (38.27MM SHARES) ($0.65)   ($1.01)    ($0.68)    ($0.17)     $0.43       $1.79      $2.44       $6.81     $12.14    $18.73

MYCOGEN CORPORATION               VALUATION: VARIABLE DISCOUNT RATE DCF ANALYSIS
--------------------------------------------------------------------------------
CORPORATE BALANCE SHEET PROJECTIONS ($MM)

                                      1998     1999     2000     2001     2002     2003     2004     2005      2006      2007
                                     -------  -------  -------  -------  -------  -------  -------  -------  --------  --------
Cash and Equivalents                    $2.2     $2.2     $2.2     $2.2     $2.2     $2.2     $2.2     $2.2    $408.2  $1,005.7
Accounts Receivable                    $59.7    $70.2    $82.9    $97.4   $112.9   $128.9   $149.7   $179.4    $209.0    $244.3
Inventories                            $65.9    $79.3    $92.2   $106.1   $121.2   $137.4   $158.2   $187.5    $216.6    $250.7
PP&E                                  $105.0   $107.8   $115.1   $138.3   $147.0   $155.0   $186.4   $204.8    $214.8    $227.2
Intangibles                            $31.6    $30.3    $29.0    $27.6    $26.3    $24.9    $23.6    $22.3     $21.1     $19.9
Prepaid Expenses                       $18.1    $18.1    $18.1    $18.1    $18.1    $18.1    $18.1    $18.1     $18.1     $18.1
                                     -------  -------  -------  -------  -------  -------  -------  -------  --------  --------
TOTAL ASSETS                         $ 282.5   $307.8   $339.4   $389.7   $427.6   $466.4   $538.1   $614.2  $1,087.8  $1,815.9
                                     -------  -------  -------  -------  -------  -------  -------  -------  --------  --------
                                     -------  -------  -------  -------  -------  -------  -------  -------  --------  --------
Advances from DAS                      $13.5    $13.5    $13.5    $13.5    $13.5    $13.5    $13.5    $13.5     $13.5     $13.5
Short-term Borrowings                  $73.1   $132.0   $186.7   $240.8   $257.9   $223.0   $194.6     $0.7      $0.0      $0.0
A/P & Accruals                         $19.3    $24.2    $27.1    $30.1    $34.3    $39.6    $46.4    $56.0     $65.5     $76.7
Accrued Compensation                    $6.1     $6.1     $6.1     $6.1     $6.1     $6.1     $6.1     $6.1      $6.1      $6.1
Deferred Revenues                       $8.2     $8.2     $8.2     $8.2     $8.2     $8.2     $8.2     $8.2      $8.2      $8.2
Other Current Liabilities              $12.9    $12.9    $12.9    $12.9    $12.9    $12.9    $12.9    $12.9     $12.9     $12.9
TOTAL CURRENT LIABILITIES             $133.1   $196.9   $254.6   $311.6   $332.9   $303.3   $281.8    $97.4    $106.2    $117.4

Long-term Liabilities                  $17.1    $17.1    $17.1    $17.1    $17.1    $17.1    $17.1    $17.1     $17.1     $17.1

Paid-In Capital                        0.031    0.031    0.031    0.031    0.031    0.031    0.031    0.031     0.031     0.031
Additional PIC                        $344.7   $344.7   $344.7   $344.7   $344.7   $344.7   $344.7   $344.7    $344.7    $344.7
Retained Earning (Deficit)           ($212.4) ($250.9) ($277.0) ($283.7) ($267.2) ($198.7) ($105.5)  $155.0    $619.7  $1,336.7
STOCKHOLDERS EQUITY                   $132.3    $93.8    $67.7    $61.0    $77.5   $146.0   $239.2   $499.7    $964.5  $1,681.4
                                     -------  -------  -------  -------  -------  -------  -------  -------  --------  --------
TOTAL S.H. EQUITY AND LIAB.           $282.5   $307.8   $339.4   $389.7   $427.6   $466.4   $538.1   $614.2  $1,087.8  $1,815.9
                                     -------  -------  -------  -------  -------  -------  -------  -------  --------  --------
                                     -------  -------  -------  -------  -------  -------  -------  -------  --------  --------
NET WORKING CAPITAL                    $93.4   $112.4   $135.1   $160.5   $186.9   $213.8   $248.6   $298.0    $347.2    $405.5
NET ASSETS                            $198.5   $220.2   $250.1   $298.8   $333.9   $368.8   $435.0   $502.8    $562.1    $632.7

Net Operating Income                  ($24.9)  ($38.5)  ($26.1)   ($6.7)   $16.6    $68.4   $150.2   $441.5    $787.7  $1,215.2
Less: Taxes Paid                        $0.0     $0.0     $0.0     $0.0    ($0.0)   ($0.0)  ($57.0) ($181.0)  ($322.9)  ($498.2)
Plus: D&A                               $5.9     $6.5     $7.4     $8.3     $9.5    $10.6    $12.2    $14.3     $16.5     $19.1
Less: Capital Expenditure             ($22.4)   ($7.9)  ($13.3)  ($30.2)  ($16.8)  ($17.2)  ($42.3)  ($31.5)   ($25.3)   ($30.3)
Less: Increase in NWC                 ($28.1)  ($19.0)  ($22.6)  ($25.5)  ($26.3)  ($26.9)  ($34.8)  ($49.4)   ($49.2)   ($58.3)

FREE CASH FLOW                        ($69.6)  ($58.9)  ($54.7)  ($54.0)  ($17.1)   $34.9    $28.3   $194.0    $406.6    $647.5

MYCOGEN CORPORATION               VALUATION: VARIABLE DISCOUNT RATE DCF ANALYSIS
--------------------------------------------------------------------------------
CORPORATE CASH FLOW STATEMENT ($MM)

                                   1998     1999     2000     2001     2002     2003     2004     2005     2006       2007
                                  ------   ------   ------   ------   ------   ------   ------   ------   ------     ------
Net Income                        ($24.9)  ($38.5)  ($26.1)   ($6.7)   $16.6    $68.4    $93.2   $260.5   $464.7     $717.0
Depreciation                         4.5      5.1      6.0      7.0      8.1      9.3     10.8     13.1     15.3       17.9
Amortization                         1.3      1.3      1.3      1.3      1.3      1.3      1.3      1.3      1.2        1.2
Change in Working Capital:
(INC.) DEC. IN ACCTS. REC.         (17.6)   (10.5)   (12.7)   (14.5)   (15.4)   (16.0)   (20.8)   (29.7)   (29.6)     (35.4)
(INC.) DEC. IN INVENTORY            (8.8)   (13.4)   (12.9)   (13.9)   (15.1)   (16.2)   (20.8)   (29.3)   (29.1)     (34.1)
(INC.) DEC. IN PPD. EXPENSES         -        -        -        -        -        -        -        -        -          -
INC. (DEC.) IN ACC. PAY/ACC.        (1.8)     4.9      2.9      2.9      4.2      5.3      6.8      9.6      9.5       11.2
INC. (DEC.) IN ACCRUED COMPENSA      -        -        -        -        -        -        -        -        -          -
INC. (DEC.) IN DEFERRED REVENUES     -        -        -        -        -        -        -        -        -          -
INC. (DEC.) IN OTHER CURR. LIAB.     -        -        -        -        -        -        -        -        -          -
INC. (DEC.) IN LT LIABILITIES        1.6      -        -        -        -        -        -        -        -          -

CASH FLOW FROM OPERATIONS          (45.6)   (51.0)   (41.4)   (23.8)    (0.3)    52.1     70.6    225.5    432.0      677.8

Capital Expenditures               (22.4)    (7.9)   (13.3)   (30.2)   (16.8)   (17.2)   (42.3)   (31.5)   (25.3)     (30.3)
CASH FLOW FROM INVESTMENTS         (22.4)    (7.9)   (13.3)   (30.2)   (16.8)   (17.2)   (42.3)   (31.5)   (25.3)     (30.3)
Net Cash Flow                      (68.0)   (58.9)   (54.7)   (54.0)   (17.1)    34.9     28.3    194.0    406.6      647.5

Debt Issuance (Paydown)
ADVANCES FROM DAS                    -        -        -        -        -        -        -        -        -          -
SHORT-TERM BORROWINGS               68.0     58.9     54.7     54.0     17.1    (34.9)   (28.3)  (194.0)    (0.7)       -
Equity Issuance                      -        -        -        -        -        -        -        -        -          -
CASH FLOW (FINANCING)               68.0     58.9     54.7     54.0     17.1    (34.9)   (28.3)  (194.0)    (0.7)       -

NET INC./DEC. IN CASH               $0.0    ($0.0)    $0.0    ($0.0)    $0.0     $0.0     $0.0     $0.0   $406.0     $647.5

Cash & Equivalents BOY              $2.2     $2.2     $2.2     $2.2     $2.2     $2.2     $2.2     $2.2     $2.2     $408.2
Cash & Equivalents EOY              $2.2     $2.2     $2.2     $2.2     $2.2     $2.2     $2.2     $2.2   $408.2   $1,055.7


MYCOGEN CORPORATION            VALUATION:  VARIABLE DISCOUNT RATE DCF ANALYSIS
------------------------------------------------------------------------------
CORPORATE NET OPERATING LOSS CARRYFORWARDS / DEBT SCHEDULE ($MM)

                             1998      1999      2000      2001      2002      2003      2004      2005     2006      2007
                             ----      ----      ----      ----      ----      ----      ----      ----     ----      ----
NOL SCHEDULE
------------

Start New NOL Carry (1)      $10.2    $ 26.0    $ 36.7     $ 39.5   $ 39.5    $ 32.7    $  4.6   $   0.0   $   0.0   $   0.0
Taxes Due                    $ 0.0    $  0.0    $  0.0     $  0.0   $ (6.8)   $(28.1)   $(61.6)  $(181.0)  $(322.9)  $(498.2)
Total New NOL Utilized       $ 0.0    $  0.0    $  0.0     $  0.0   $  6.8    $ 28.1    $  4.6   $   0.0   $   0.0   $   0.0

Balance Current NOL Carry    $10.2    $ 26.0    $ 36.7     $ 39.5   $ 32.7    $  4.6    $  0.0   $   0.0   $   0.0   $   0.0
New NOL YTD                  $10.2    $ 15.8    $ 10.7     $  2.7   $  0.0    $  0.0    $  0.0   $   0.0   $   0.0   $   0.0



DEBT SCHEDULE
-------------

Advances from DAS            $13.5    $ 13.5    $ 13.5     $ 13.5   $ 13.5    $ 13.5    $ 13.5   $  13.5   $  13.5   $  13.5

BOY Short Term Borrowings      5.1      73.1     132.0      186.7    240.8     257.9     223.0     194.6       0.7      --
Addn. Short-Term Borrow.      68.0      58.9      54.7       54.0     17.1       --        --        --        --       --
Debt Paid Down                 --        --        --         --       --      (34.9)    (28.3)   (194.0)     (0.7)     --
                             -----    ------    ------     ------   ------    ------    ------   -------   -------   -------
EOY Short-term Borrowings    $73.1    $132.0    $186.7     $240.8   $257.9    $223.0    $194.6   $   0.7   $   0.0   $   0.0

(1) Excludes existing NOL's existing prior to 1998. Prior NOL's valued separately subject to existing utilization limitations.

(2) NOL's generated in 1998-2007 period valued assuming accelerated utilization due to consolidation with larger entity.


CURRENT as of:                                                                                      Estimated Present Value of NOLs
                   7/21/98                                                                                                Option 1
                                                              Option 1        FY 1999        FY 2000        Fy 2001        Fy 2002
                                                          ------------------------------------------------------------------------
Estimated NOL at 8/31/98 (federal)                         228,001,545     18,732,548     18,732,548     18,732,548     18,732,548
Estimated Annual Limitation(1)                              53,521,566
Estimated R&D Credit                                         2,071,000
Estimated State NOLs                                                        2,052,014      2,052,014      2,052,014      2,052,014



Discount rate used for PV Calculation                            6.06%

April 1998 federal tax exempt rate:                              5.05%                    St. Price=      $   30.00
Estimated Value - # of shares plus options                  39,850,340
times buyout price=                                      1,195,510,200
Est. Contributions During Past 2 Years                     135,677,204               Est. Contributions Prior 2 Years
                                                         -------------               DAS                                75,000,000
382 Valuation                                            1,059,832,996               Exercised                          11,899,244
2002/1099 option income - exercises thru above date         12,109,587               To be Exercised                    48,777,960
2002/1099 option income - est. exercises at buyout          58,737,120                                                 -----------
Restricted Stock taxable inc - vested thru above date        2,074,838                Estimated contributions          135,677,204
Restricted Stock inc. est - not vested thru above date       1,080,000
Estimated 8/31/98 Other Oper. Loss                          30,000,000
Estimated NOL from 8/31/97                                 124,000,000
                                                         -------------
Estimated NOL                                              228,001,545




                                                                 FY 2003        FY 2004       Present Value
                                                         --------------------------------------------------
Estimated NOL at 8/31/98                                       4,870,348              -      $   68,446,166
Estimated Annual Limitation(1)
Estimated R&D Credit                                                          2,071,000      $ 1,543,017.32
Estimated State NOLs                                           2,052,014      2,052,014      $10,070,633.87
                                                                                             --------------
                                                                     PV=                     $           80

                                                             WHEN ITALICIZED AMOUNT FOR FY2003
                                                             TURNS NEGATIVE, THE FORMULAS
                                                             NEED TO BE MODIFIED.


Comments:

The available R&D Credit was adjusted down to an estimate of what will actually be available for use.

The value of the state NOL is a rough estimate.

The capital Loss Carryforward of 2,618,115 was ignored because of the uncertainty of its use.

Foreign tax credits have been ignored because of the relatively small value.

1) Limitation may be higher for acquiror other than Dow. Also, some portion of carryover is not subject to current limitation.


MYCOGEN CORPORATION                                                             VALUATION: PROBABILITY-WEIGHTED METHOD DCF ANALYSIS
-----------------------------------------------------------------------------------------------------------------------------------
CORPORATE INCOME STATEMENT PROJECTIONS ($MM)
                      1998      1999      2000      2001      2002      2003      2004      2005       2006        2007
                    --------- --------- --------- --------- --------- --------- --------- --------- ----------  -------------
REVENUES            $256.5    $298.5    $355.4    $416.6    $484.5    $554.3    $641.3    $780.1    $929.9      $1,111.5
   SoilServ          $34.2     $33.4     $33.4     $33.4     $33.4     $33.4     $33.4     $33.4     $33.4         $33.4
   BioPesticides      $8.3      $7.8      $7.8      $7.8      $7.8      $7.8      $7.8      $7.8      $7.8          $7.8
   Seeds               $186.4    $221.0    $272.9    $328.2    $393.8    $462.6    $548.0    $685.3    $833.3        $1,012.7
   VMO                   $5.9      $7.4      $8.1      $9.1     $10.2     $11.4     $13.2     $14.9     $16.9           $19.1
   Oilseed              $21.7     $28.8     $33.2     $38.1     $39.3     $39.1     $38.9     $38.7     $38.5           $38.5
COGS                 $147.6    $175.3    $200.1    $226.8    $252.6    $278.7    $312.7    $361.5    $408.9            $464.1
   SoilServ             $22.0     $22.3     $22.3     $22.3     $22.3     $22.3     $22.3     $22.3     $22.3           $22.3
   Biopesticides         $4.5      $4.9      $4.9      $4.9      $4.9      $4.9      $4.9      $4.9      $4.9            $4.9
   Seeds                $96.3    $115.8    $135.9    $157.3    $180.9    $206.1    $239.3    $287.1    $333.3          $387.2
   VMO                   $3.9      $4.9      $5.4      $6.1      $6.8      $7.6      $8.5      $9.6     $10.7           $12.0
   Oilseed              $20.9     $27.5     $31.7     $36.3     $37.8     $37.8     $37.8     $37.8     $37.8           $37.8
GROSS PROFIT           $109.0    $123.2    $155.3    $189.8    $231.9    $275.7    $328.6    $418.5    $521.0          $647.4
SG&A                    $68.6     $81.6     $88.9     $95.7    $105.0    $114.1    $127.9    $147.0    $173.4          $204.9
R&D                   $36.5     $46.0     $59.0     $71.0     $91.0     $98.0    $105.0    $105.0    $105.0          $123.5
   SoilServ              $0.0      $0.0      $0.0      $0.0      $0.0      $0.0      $0.0      $0.0      $0.0            $0.0
   Biopesticides         $1.1      $0.8      $0.8      $0.8      $0.8      $0.8      $0.8      $0.8      $0.8            $0.8
   Seeds                $34.7     $39.3     $46.1     $48.9     $54.7     $60.6     $69.4     $85.7    $101.4          $120.7
   VMO                   $0.7      $0.6      $1.1      $1.1      $1.4      $1.4      $1.5      $1.6      $1.7            $1.9
   Oilseed               $0.0      $0.0      $0.0      $0.0      $0.0      $0.0      $0.0      $0.0      $0.0            $0.0
   Corporate             $0.0      $5.2     $11.0     $20.2     $34.1     $35.1     $33.3     $16.8      $1.1            $0.0
EBITDA                   $3.9     ($4.5)     $7.4     $23.1     $35.9     $63.6     $95.7    $166.5    $242.6          $319.0
Depreciation             $3.6      $4.0      $4.6      $5.2      $6.1      $7.1      $8.3     $10.0     $11.8           $14.0
Amortization             $2.6      $2.6      $2.6      $2.6      $2.6      $2.6      $1.8      $1.3      $1.2            $1.2
                    --------- --------- --------- --------- --------- --------- --------- --------- ----------  -------------
EBIT                    ($2.4)   ($11.1)     $0.2     $15.2     $27.2     $53.9     $85.6    $155.3    $229.6          $303.8
Royalty and Venture
   Income               ($4.1)    ($5.0)    ($4.8)    ($1.5)     $3.4     $11.8     $16.4     $22.7     $24.9           $30.3
TOTAL OPERATING
   INCOME               ($6.5)   ($16.1)    ($4.6)    $13.7     $30.6     $65.7    $102.0    $177.9    $254.5          $334.1
LITIGATION EXPENSES    ($20.0)   ($15.0)   ($10.0)    ($5.0)    ($2.0)    ($2.0)
INTEREST EXP./REV       ($3.0)    ($7.9)   ($12.2)   ($16.3)   ($19.1)   ($19.6)   ($19.0)   ($17.7)   ($13.5)          ($5.7)
PRE-TAX INCOME (TOTAL) ($29.5)   ($38.9)   ($26.8)    ($7.6)     $9.5     $44.0     $83.0    $160.3    $241.0          $328.4
TAXES (@41%)              0.0       0.0       0.0       0.0      (3.9)    (18.0)    (34.0)    (65.7)    (98.8)         (134.7)
NOL Utilization           0.0       0.0       0.0       0.0       3.9      18.0      20.2       0.0       0.0             0.0
NET INCOME              (29.5)    (38.9)    (26.8)     (7.6)      9.5      44.0      69.2      94.5     142.2           193.8
E.P.S.(38.29MM SHARES) ($0.77)   ($1.02)   ($0.70)   ($0.20)    $0.25     $1.15     $1.81     $2.47     $3.71           $5.06


MYCOGEN CORPORATION        VALUATION: PROBABILITY-WEIGHTED METHOD DCF ANALYSIS
------------------------------------------------------------------------------
CORPORATE BALANCE SHEET PROJECTIONS ($MM)

                               1998      1999      2000      2001      2002      2003      2004      2005      2006      2007
                               ----      ----      ----      ----      ----      ----      ----      ----      ----      ----
Cash and Equivalents         $   2.2   $   2.2   $   2.2   $   2.2    $   2.2  $   2.2   $   2.2    $  2.2   $   2.2    $   2.2
Accounts Receivable          $  60.1   $  70.7   $  83.3   $  97.9    $ 113.3  $ 129.4   $ 150.2    $179.9   $ 209.5    $ 244.9
Inventories                  $  66.5   $  79.9   $  92.8   $ 106.7    $ 121.9  $ 138.1   $ 158.9    $188.2   $ 217.4    $ 251.6
PP&E                         $ 105.1   $ 108.1   $ 119.4   $ 139.2    $ 148.3  $ 160.4   $ 188.1    $206.8   $ 217.1    $ 229.7
Intangibles                  $  30.3   $  27.7   $  25.1   $  22.4    $  19.8  $  17.1   $  15.3    $ 14.0   $  12.8    $  11.6
Prepaid Expenses             $  18.1   $  18.1   $  18.1   $  18.1    $  18.1  $  18.1   $  18.1    $ 18.1   $  18.1    $  18.1
                             -------   -------   -------   -------    -------  -------   -------    ------   -------    -------
TOTAL ASSETS                 $ 282.3   $ 306.6   $ 340.9   $ 386.5    $ 423.5  $ 465.2   $ 532.8    $609.2   $ 677.1    $ 758.0
                             -------   -------   -------   -------    -------  -------   -------    ------   -------    -------
                             -------   -------   -------   -------    -------  -------   -------    ------   -------    -------
Advances from DAS            $  13.5   $  13.5   $  13.5   $  13.5    $  13.5  $  13.5   $  13.5    $ 13.5   $  13.5    $  13.5
Short-term Borrowings        $  77.3   $ 135.6   $ 193.7   $ 243.9    $ 267.3  $ 259.7   $ 251.2    $223.5   $ 139.7    $  15.7
A/P & Accruals               $  19.5   $  24.4   $  27.4   $  30.3    $  34.5  $  39.8   $  46.6    $ 56.2   $  65.7    $  76.9
Accrued Compensation         $   6.1   $   6.1   $   6.1   $   6.1    $   6.1  $   6.1   $   6.1    $  6.1   $   6.1    $   6.1
Deferred Revenues            $   8.2   $   8.2   $   8.2   $   8.2    $   8.2  $   8.2   $   8.2    $  8.2   $   8.2    $   8.2
Other Current Liabilities    $  12.9   $  12.9   $  12.9   $  12.9    $  12.9  $  12.9   $  12.9    $ 12.9   $  12.9    $  12.9
TOTAL CURRENT LIABILITIES    $ 137.5   $ 200.7   $ 261.8   $ 315.0    $ 342.5  $ 340.2   $ 338.6    $320.4   $ 246.2    $ 133.3

Long-term Liabilities        $  17.1   $  17.1   $  17.1   $  17.1    $  17.1  $  17.1   $  17.1    $ 17.1   $  17.1    $  17.1

Paid-In Capital                0.031     0.031     0.031     0.031      0.031    0.031     0.031     0.031     0.031      0.031
Additional PIC               $ 344.7   $ 344.7   $ 344.7   $ 344.7    $ 344.7  $ 344.7   $ 344.7    $344.7   $ 344.7    $ 344.7
Retained Earning (Deficit)   $(217.0)  $(256.0)  $(282.8)  $(290.3)   $(280.8) $(236.8)  $(167.6)   $(73.1)  $  69.1    $ 262.8
STOCKHOLDERS EQUITY          $ 127.7   $  88.8   $  61.9   $  54.4    $  63.9  $ 107.9   $ 177.1    $271.6   $ 413.8    $ 607.6
                             -------   -------   -------   -------    -------  -------   -------    ------   -------    -------

TOTAL S.H. EQUITY AND LIAB.  $ 282.3   $ 306.6   $ 340.9   $ 386.5    $ 423.5  $ 465.2   $ 532.8    $609.2   $ 677.1    $ 758.0
                             -------   -------   -------   -------    -------  -------   -------    ------   -------    -------
                             -------   -------   -------   -------    -------  -------   -------    ------   -------    -------

NET WORKING CAPITAL          $  94.3   $ 113.3   $ 136.0   $ 161.4    $ 187.8  $ 214.8   $ 249.6    $299.8   $ 348.3    $ 406.6
NET ASSETS                   $ 199.3   $ 221.4   $ 255.3   $ 300.6    $ 336.1  $ 375.1   $ 437.7    $505.8   $ 565.4    $ 636.3

Net Operating Income         $ (29.5)  $ (38.9)  $ (26.8)  $  (7.6)   $   9.5  $  44.0   $  83.0    $160.3   $ 241.0    $ 328.4
Less: Taxes Paid             $   0.0   $   0.0   $   0.0   $   0.0    $  (0.0) $   0.0   $ (13.8)   $(65.7)  $ (98.8)   $(134.7)
Plus: D&A                    $   6.3   $   6.6   $   7.2   $   7.9    $   8.8  $   9.7   $  10.1    $ 11.2   $  13.0    $  15.2
Less: Capital Expenditure    $ (21.5)  $  (7.0)  $ (15.9)  $ (25.0)   $ (15.2) $ (19.2)  $ (36.0)   $(28.7)  $ (22.1)   $ (26.6)
Less: Increase in NWC        $ (29.0)  $ (19.0)  $ (22.7)  $ (25.5)   $ (26.4) $ (27.0)  $ (34.9)   $(49.4)  $ (49.3)   $ (58.4)

FREE CASH FLOW               $ (73.7)  $ (58.3)  $ (58.1)  $ (50.2)   $ (23.3) $   7.6   $   8.5    $ 27.7   $  83.8    $ 124.0

MYCOGEN CORPORATION                                                             VALUATION: PROBABILITY-WEIGHTED METHOD DCF ANALYSIS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CORPORATE CASH FLOW STATEMENT ($MM)

                                   1998      1999      2000       2001      2002      2003      2004      2005     2006      2007
                                 --------  --------  --------   --------  --------  --------  --------  --------  ------   --------
Net Income                        ($29.5)   ($38.9)   ($26.8)    ($7.6)     $9.5     $44.0     $69.2     $94.5    $142.2    $193.8
Depreciation                         3.6       4.0       4.6       5.2       6.1       7.1       8.3      10.0      11.8      14.0
Amortization                         2.6       2.6       2.6       2.6       2.6       2.6       1.8       1.3       1.2       1.2
Change in Working Capital:
(INC.) DEC. IN ACCTS. REC.         (18.0)    (10.5)    (12.7)    (14.5)    (15.5)    (16.0)    (20.8)    (29.7)    (29.6)    (35.4)
(INC.) DEC. IN INVENTORY            (9.4)    (13.4)    (12.9)    (13.9)    (15.1)    (16.2)    (20.8)    (29.3)    (29.2)    (34.2)
(INC.) DEC. IN PPD. EXPENSES        -         -         -         -         -         -         -         -         -         -
INC. (DEC.) IN ACC. PAY/ACC.        (1.6)      4.9       2.9       3.0       4.2       5.3       6.8       9.6       9.5      11.2
INC. (DEC.) IN ACCRUED COMPENSA     -         -         -         -         -         -         -         -         -         -
INC. (DEC.) IN DEFERRED REVENUES    -         -         -         -         -         -         -         -         -         -
INC. (DEC.) IN OTHER CURR. LIAB.    -         -         -         -         -         -         -         -         -         -
INC. (DEC.) IN LT LIABILITIES        1.6      -         -         -         -         -         -         -         -         -
CASH FLOW FROM OPERATIONS          (50.6)    (51.3)    (42.3)    (25.2)     (8.1)     26.7      44.5      56.4     105.9     150.6

Capital Expenditures               (21.5)     (7.0)    (15.9)    (25.0)    (15.2)    (19.2)    (36.0)    (28.7)    (22.1)    (26.6)
CASH FLOW FROM INVESTMENTS         (21.5)     (7.0)    (15.9)    (25.0)    (15.2)    (19.2)    (36.0)    (28.7)    (22.1)    (26.6)
NET CASH FLOW                      (72.2)    (58.3)    (58.1)    (50.2)    (23.3)      7.6       8.5      27.7      83.8     124.0

Debt Issuance (Paydown)
ADVANCES FROM DAS                   -         -         -         -         -         -         -         -         -         -
SHORT-TERM BORROWINGS               72.2      58.3      58.1      50.2      23.3      (7.6)     (8.5)    (27.7)    (83.8)   (124.0)
Equity Issuance                     -         -         -         -         -         -         -         -         -         -
CASH FLOW (FINANCING)               72.2      58.3      58.1      50.2      23.3      (7.6)     (8.5)    (27.7)    (83.8)   (124.0)

NET INC./DEC. IN CASH              ($0.0)    ($0.0)     $0.0     ($0.0)     $0.0     ($0.0)    ($0.0)    ($0.0)     $0.0      $0.0

Cash & Equivalents BOY              $2.2      $2.2      $2.2      $2.2      $2.2      $2.2      $2.2      $2.2      $2.2      $2.2
Cash & Equivalents EOY              $2.2      $2.2      $2.2      $2.2      $2.2      $2.2      $2.2      $2.2      $2.2      $2.2

MYCOGEN CORPORATION          VALUATION: PROBABILITY-WEIGHTED METHOD DCF ANALYSIS
--------------------------------------------------------------------------------
CORPORATE NET OPERATING LOSS CARRYFORWARDS / DEBT SCHEDULE ($MM)



                               1998      1999      2000      2001      2002      2003      2004      2005      2006      2007
                             --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
NOL SCHEDULE

Start New NOL Carry(1)          $12.1     $28.1     $39.1     $42.2     $42.2     $38.3     $20.2      $0.0      $0.0      $0.0
Taxes Due                        $0.0      $0.0      $0.0      $0.0     ($3.9)   ($18.0)   ($34.0)   ($65.7)   ($98.8)  ($134.7)
Total New NOL Utilized           $0.0      $0.0      $0.0      $0.0      $3.9     $18.0     $20.2      $0.0      $0.0      $0.0

Balance Current NOL Carry       $12.1     $28.1     $39.1     $42.2     $38.3     $20.2      $0.0      $0.0      $0.0      $0.0
New NOL YTD                     $12.1     $16.0     $11.0      $3.1      $0.0      $0.0      $0.0      $0.0      $0.0      $0.0


DEBT SCHEDULE

Advances from DAS               $13.5     $13.5     $13.5     $13.5     $13.5     $13.5     $13.5     $13.5     $13.5     $13.5

BOY Short Term Borrowings         5.1      77.3     135.6     193.7     243.9     267.3     259.7     251.2     223.5     139.7
Addn. Short-Term Borrow.         72.2      58.3      58.1      50.2      23.2         -         -         -         -         -
Debt Paid Down                      -         -         -         -         -      (7.6)     (8.5)    (27.7)    (83.8)   (124.0)
                             --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
BOY Short-term Borrowings       $77.3    $135.6    $193.7    $243.9    $267.3    $259.7    $251.2    $223.5    $139.7     $15.7




(1) Excluded existing NOL's existing prior to 1998. Prior NOL's valued separately subject to existing utilization limitations
(2) NOL's generated in 1998-2007 period valued assuming accelerated utilization due to consolidation with larger entity


MYCOGEN CORPORATION                                                         VALUATION: PROBABILITY-WEIGHTED METHOD DCF ANALYSIS
-------------------------------------------------------------------------------------------------------------------------------
CORPORATE FINANCIAL RATIO PROJECTIONS ($MM)

                              1998       1999      2000      2001      2002      2003      2004      2005      2006      2007
                             ------     ------    ------    ------    ------    -------   ------    ------    -------   ------

COGS/SALES                   58.5%      59.7%     57.1%     54.6%     51.8%     49.2%     47.5%     45.0%     42.8%     40.6%
SG&A/SALES                   27.2%      27.8%     25.4%     23.1%     21.5%     20.2%     19.4%     18.3%     18.2%     17.9%
R&D/SALES                    14.5%      15.7%     16.8%     17.1%     18.7%     17.3%     16.0%     13.1%     11.0%     10.8%
ROYALTY/SALES                -1.6%      -1.7%     -1.4%     -0.4%      0.7%      2.1%      2.6%      2.9%      2.7%      2.7%
OPERATING MARGIN              1.3%      -1.9%      2.1%      6.5%      9.3%     14.6%     18.3%     24.8%     29.2%     31.8%

EBITDA/SALES                  1.5%      -1.5%      2.1%      5.6%      7.4%     11.2%     14.6%     20.7%     25.4%     27.9%
EBIT/SALES                   -0.9%      -3.8%      0.1%      3.7%      5.6%      9.5%     13.0%     19.3%     24.0%     26.6%
NET INC./SALES              -11.7%     -13.3%     -7.7%     -1.8%      1.9%      7.8%     10.5%     11.8%     14.9%     17.0%

WORKING CAP/SALES            37.4%      38.6%     38.8%     38.9%     38.5%     37.9%     38.0%     37.2%     36.5%     35.6%
DEPRECIATION/PP&E             3.5%       3.7%      3.8%      3.8%      4.1%      4.4%      4.4%      4.8%      5.4%      6.1%
DEPRECIATION/SALES            1.4%       1.4%      1.3%      1.3%      1.3%      1.2%      1.3%      1.2%      1.2%      1.2%
PPE/SALES                    41.6%      36.8%     34.0%     33.5%     30.4%     28.3%     28.6%     25.8%     22.7%     20.1%

DEBT/ASSETS                  38.8%      61.3%     75.9%     81.1%     79.5%     69.2%     57.4%     44.2%     24.7%      2.5%

COVERAGE (EBIT/INTEREST)     -0.8x      -1.4x      0.0x      0.9x      1.4x      2.7x      4.5x      8.8x     17.0x     53.2x
DEBT/TOTAL CAP.              38.8%      61.3%     75.9%     81.1%     79.5%     69.2%     57.4%     44.2%     24.7%      2.5%

MYCOGEN CORPORATION
-------------------------------------------------------------------------------




                      -----------------------------------


                              COMPARABLE ANALYSIS


                      -----------------------------------

MYCOGEN CORPORATION                                          COMPARABLE ANALYSIS
--------------------------------------------------------------------------------
SELECTED SEED COMPARABLE COMPANIES ANALYSIS

TRADING STATISTICS


                         CURRENT     EQUITY    ADJUSTED    PRICE/EARNINGS    EST. 3-5   98E P/E/
                          PRICE      MARKET     MARKET     --------------    YR. EPS    3-5 YEAR    PRICE/
COMPANY                  8/26/98     VALUE      VALUE       1997    1998E     GTH.     EPS GTH.(1)   BOOK
-------------            -------    -------    --------    -----    -----    --------  -----------  ------
                         (in $)    (in $ MM)   (in $ MM)     (a)     (a)       (%)       (a)         (a)

Mycogen                   21.75       823.6       904.9       NM       NM     22.5         NM        4.1
Pioneer Hi-Bred           36.88     8,908.3     8,710.3     37.5     32.2     15.0       2.14        6.4
Dekalb Genetics(2)        70.07     2,525.0     2,765.0     87.0     89.8     25.0       3.59       11.2
Delta & Pine Land         46.11     1,823.0     1,890.3     93.4     72.1     30.0       2.40       18.3
Agribiotech(3)            11.13       371.9       370.5       NM     46.4     40.0       1.16        4.6
                                                --------------------------------------------------------------
                                                Mean        72.6     60.1     27.5       2.32       10.1
                                                Median      87.0     59.2     27.5       2.27        8.8
                                                High        93.4     89.8     40.0       3.59       18.3
                                                Low         37.5     32.2     15.0       1.16        4.6
                                                --------------------------------------------------------------


                                                          ADJUSTED MARKET VALUE /
                     -------------------------------------------------------------------------------------------------  NET DEBT/
                      1997     LTM    1998E   1999E   1997     LTM     1998E    1999E    1997    LTM    1998E   1999E    MARKET
COMPANY              SALES   SALES    SALES   SALES  EBITDA   EBITDA   EBITDA   EBITDA   EBIT    EBIT    EBIT    EBIT     CAP.
-------------        -----   -----    -----   -----  ------   ------   ------   ------   ----    ----   -----   -----   ---------
                      (a)     (a)     (a)     (a)      (a)      (a)      (a)      (a)     (a)     (a)    (a)      (a)     (%)

Mycogen               4.29    4.15    3.53    3.03      NM       NM       NM       NM      NM      NM     NM       NM     9.9
Pioneer Hi-Bred       4.88    4.73    4.49    4.20    19.3     18.9     16.8     14.3    24.0    23.4   20.1     16.8    (2.3)
Dekalb Genetics(2)    6.13    5.42    5.80    5.22    45.3     56.5     44.6     35.4    58.5    83.0   58.8     46.1     9.5
Delta & Pine Land    10.32    9.33    7.13    5.33    50.8     57.5     33.3     22.4    58.9    71.4   37.2     24.1     3.6
Agribiotech(3)        1.34    1.34    1.45    0.72    32.3     32.3     32.4     12.6    62.6    62.6   42.9     14.2    (0.4)
---------------------------------------------------------------------------------------------------------------------------------
Mean                  5.64    5.20    4.72    3.87    36.9     41.3     31.8     21.2    51.0    60.1   39.8     25.3     2.6
Median                5.50    5.08    5.15    4.71    38.8     44.4     32.9     18.4    50.7    67.0   40.1     20.5     1.6
High                 10.32    9.33    7.13    5.33    50.8     57.5     44.6     35.4    62.6    83.0   58.8     46.1     9.5
Low                   1.34    1.34    1.45    0.72    19.3     18.9     16.8     12.6    24.0    23.4   20.1     14.2    (2.3)
---------------------------------------------------------------------------------------------------------------------------------


OPERATING STATISTICS


                             TOTAL REVENUES
                      ------------------------------             EBITDA MARGIN                       EBIT MARGIN
                         LTM      97/96 %   98E/97 %   -------------------------------     ----------------------------------
COMPANY                 AMOUNT     GROWTH     GROWTH    1997      LTM    1998E    1999E     1997      LTM     1998E      1999E
-------------         ---------   -------   --------   ----     ----    -----    -----     ----     ----     -----      -----
                      (IN $ MM)     (%)        (%)      (%)      (%)      (%)      (%)      (%)      (%)      (%)        (%)

Mycogen                  218       35.6      21.6       3.4      1.2      3.1       NM       NM       NM      0.8         NM
Pioneer Hi-Bred        1,840        3.7       8.7      25.3     25.1     26.8     29.4     20.3     20.2     22.4       25.1
Dekalb Genetics(2)       510       16.5       5.7      13.5      9.6     13.0     14.7     10.5      6.5      9.9       11.3
Delta & Pine
 Land(2)                 203       19.6      44.8      20.3     16.2     21.4     23.8     17.5     13.1     19.1       22.1
Agribiotech(3)           277         NA      (8.1)      4.1      4.1      4.5      5.8      2.1      2.1      3.4        5.1
                   -----------------------------------------------------------------------------------------------------------
                   Mean            13.2      12.8      15.8     13.7     16.4     18.4     12.6     10.5     13.7       15.9
                   Median          16.5       7.2      16.9     12.9     17.2     19.2     14.0      9.8     14.5       16.7
                   High            19.6      44.8      25.3     25.1     26.8     29.4     20.3     20.2     22.4       25.1
                   Low              3.7      (8.1)      4.1      4.1      4.5      5.8      2.1      2.1      3.4        5.1
                   -----------------------------------------------------------------------------------------------------------


                                 NET INCOME MARGIN               R&D/TOTAL REVENUES
                          --------------------------------    -----------------------
                          1997      LTM     1998E    1999E    1997     1998E    1999E
                          ----     ----     -----    -----    ----     -----    -----
                           (%)      (%)      (%)      (%)      (%)      (%)       (%)

Mycogen                     NM       NM       NM       NM     11.4     12.7      15.3
Pioneer Hi-Bred           13.6     14.6     15.0     16.9      8.2      7.7       7.8
Dekalb Genetics(2)         6.4      4.3      6.1      7.1     12.7     12.6      15.1
Delta & Pine
 Land(2)                  10.7      6.9     10.1     11.8      7.4      6.1       4.7
Agribiotech(3)              NM       NM      1.9      2.3       NA       NA        NA
---------------------------------------------------------------------------------------
Mean                      10.2      8.6      8.3      9.5      9.4      8.8       9.2
Median                    10.7      6.9      8.1      9.4      8.2      7.7       7.8
High                      13.6     14.6     15.0     16.9     12.7     12.6      15.1
Low                        6.4      4.3      1.9      2.3      7.4      6.1       4.7
---------------------------------------------------------------------------------------


---------------------

1997 data refers to FYE 8/31/97, etc. All means and medians exclude Mycogen. Currency are converted at current exchange rates.
EPS projections are based on I/B/E/S consensus; other projections are based on selected brokers' research except Mycogen projections are provided by the management
When not available, depreciation and amortization are estimated as a percentage of sales based on the latest released data.
When not available, LTM data is based on selected brokers' research.
(1) Represents ratio of the 1998E P/E ratio to the estimated 3-5 year earnings growth rate.
(2) Stock price is calculated at the average of 30-day stock prices before the announcement of Monsanto transactions.
(3) Agribiotech fiscal year end 6/30. LTM data represents financials for 1997 fiscal year end pro forma for acquisitions, EBITDA estimated per analyst projections of D&A margins.

MYCOGEN CORPORATION                                          COMPARABLE ANALYSIS
--------------------------------------------------------------------------------
SELECTED COMPARABLE COMPANIES QUARTERLY ANALYSIS FOR FISCAL YEAR 1997



                                         EBITDA MARGIN                                EBIT MARGIN
                            -------------------------------------       --------------------------------------
                              1-QTR     2-QTR     3-QTR     4-QTR          1-QTR     2-QTR     3-QTR     4-QTR
                              -----     -----     -----     -----          -----     -----     -----     -----
Mycogen                     (44.7%)      8.3%     13.5%    (6.2%)        (55.4%)      5.5%     10.6%   (16.4%)

Pioneer Hi-Bred             (57.8%)      6.1%     41.8%   (35.2%)        (78.9%)    (2.3%)     40.0%   (52.8%)
DeKalb Genetics               11.0%     16.1%     14.2%   (19.4%)           6.4%     14.5%     12.5%   (53.0%)
Delta & Pine Land           (82.8%)     25.2%     29.5%        NM       (101.6%)     23.3%     28.4%        NM
Agribiotech(1)              (14.0%)    (4.1%)      8.6%    (2.3%)        (16.4%)    (6.1%)      7.0%    (3.8%)
           ---------------------------------------------------------------------------------------------------
           Mean             (35.9%)     10.8%     23.5%   (19.0%)        (47.6%)      7.4%     22.0%   (36.5%)
           Median           (35.9%)     11.1%     21.8%   (19.4%)        (47.7%)      6.1%     20.4%   (52.8%)
           ---------------------------------------------------------------------------------------------------


                                       NET INCOME MARGIN                          R&D/TOTAL REVENUES
                            -------------------------------------       --------------------------------------
                              1-QTR     2-QTR     3-QTR     4-QTR          1-QTR     2-QTR     3-QTR     4-QTR
                              -----     -----     -----     -----          -----     -----     -----     -----
Mycogen                     (54.7%)      3.7%      6.8%   (48.4%)          26.3%      7.8%      6.9%     22.3%

Pioneer Hi-Bred             (50.0%)    (0.8%)     25.8%   (29.6%)          33.3%     12.5%      3.1%     30.3%
DeKalb Genetics                3.1%      8.5%      7.3%   (20.1%)           8.9%     13.2%     12.8%     23.1%
Delta & Pine Land           (65.5%)     14.1%     17.9%        NM          41.0%      5.2%      3.3%        NM
Agribiotech(1)              (16.9%)    (8.9%)      6.4%    (6.2%)           1.2%      2.1%      1.4%      2.0%
           ---------------------------------------------------------------------------------------------------
           Mean             (32.3%)      3.2%     14.3%   (18.6%)          21.1%      8.3%      5.2%     18.5%
           Median           (33.5%)      3.9%     12.6%   (20.1%)          21.1%      8.8%      3.2%     23.1%
           ---------------------------------------------------------------------------------------------------





                                        DAYS RECEIVABLE                             DAYS OF INVENTORY
                            -------------------------------------       --------------------------------------
                              1-QTR     2-QTR     3-QTR     4-QTR          1-QTR     2-QTR     3-QTR     4-QTR
                              -----     -----     -----     -----          -----     -----     -----     -----
Mycogen(2)(3)                   129        61        85       109            761       145        89       257

Pioneer Hi-Bred(2)              178        79        34       162          1,490       515        68       558
DeKalb Genetics(2)(4)            69        33        79       357            526       147        97     1,361
Delta & Pine Land                92        99        99        NM          1,067       144        50        NM
Agribiotech(1)                   97        61        81        64            289       189       122       113
           ---------------------------------------------------------------------------------------------------
           Mean                 109        68        73       194            843       249        84       677
           Median                94        70        80       162            796       168        83       558
           ---------------------------------------------------------------------------------------------------


                                         DAYS PAYABLE                           NET DEBT/BOOK EQUITY
                            -------------------------------------       --------------------------------------
                              1-QTR     2-QTR     3-QTR     4-QTR          1-QTR     2-QTR     3-QTR     4-QTR
                              -----     -----     -----     -----          -----     -----     -----     -----
Mycogen(2)(3)                   216        40        25        95         (3.4%)      8.4%     24.5%     19.5%

Pioneer Hi-Bred(2)              718       147        29       108          19.3%   (30.8%)    (9.7%)      1.7%
DeKalb Genetics(2)(4)           249        44        11       153          71.8%     35.7%     72.4%     60.8%
Delta & Pine Land               314        38        12        NM          66.1%    103.1%     34.7%     39.9%
Agribiotech(1)                  104        92        64        52        (16.8%)     60.4%     64.3%     56.4%
           ---------------------------------------------------------------------------------------------------
           Mean                 346        80        29       104          35.1%     42.1%     40.4%     39.7%
           Median               281        68        21       108          42.7%     48.0%     49.5%     48.2%
           ---------------------------------------------------------------------------------------------------





--------------------
NOTE: DAYS CALCULATION ASSUMES 360-DAY A YEAR AND ALL MEANS AND MEDIANS EXCLUDE MYCOGEN DATA
(1)  Agribiotech data are not pro forma of acquisition
(2) Data not available to separate notes receivable from accounts receivable for quarterly data
(3) 2nd and 3rd quarter net debts include $14.25 million unsecured note payable to bank that was specified in the 10-K
(4)  Accounts Payable includes only trade accounts payable

MYCOGEN CORPORATION                                         COMPARABLE ANALYSIS
-------------------------------------------------------------------------------
SELECTED SEED COMPARABLE COMPANIES ANALYSIS FOR FISCAL YEAR 1994-1997

                                EBITDA Margin                         EBIT Margin                       Net Income  Margin
                       -------------------------------     ----------------------------------    --------------------------------
                        1994     1995    1996    1997       1994      1995     1996    1997       1994     1995    1996    1997
                        ----     ----    ----    ----       ----      ----     ----    ----       ----     ----    ----    ----
Mycogen                (5.3%)    (5.8%)  (8.7%)   3.4%      (11.0%)  (13.7%)  (14.5%)  (1.3%)    (8.8%)   (14.1%) (19.6%)  (8.5%)

Pioneer Hi-Bred        25.4%     23.1%   24.6%   25.3%       20.4%    18.3%    20.2%   20.3%     12.4%     11.9%   13.0%   13.6%
Dekalb Genetics        10.2%     11.1%   11.4%   13.5%        6.6%     7.6%     8.5%   10.5%      3.5%      3.0%    4.4%    6.4%
Delta & Pine Land      19.3%     22.5%   20.4%   20.3%       16.1%    19.4%    17.7%   17.5%      9.7%     11.1%   10.5%   10.7%
Agribiotech (1)          NM     (27.0%)  (9.0%)  (0.7%)        NM    (29.9%)  (11.2%)  (2.4%)      NM     (29.6%) (12.8%)  (4.1%)

               -------------------------------------------------------------------------------------------------------------------
               Mean    18.3%      7.4%   11.8%   14.6%       14.4%     3.8%     8.8%   11.5%      8.6%     (0.9%)   3.8%    6.7%
               Median  19.3%     16.8%   15.9%   16.9%       16.1%    12.9%    13.1%   14.0%      9.7%      7.0%    7.4%    8.6%
               -------------------------------------------------------------------------------------------------------------------

                                 R&D/Total Revenues
                          ------------------------------
                           1994     1995    1996    1997
                           ----     ----    ----    ----
Mycogen                   16.1%    18.7%   15.2%   11.4%

Pioneer Hi-Bred            7.7%     8.5%    7.9%    8.2%
Dekalb Genetics           13.8%    13.3%   12.3%   12.7%
Delta & Pine Land          6.8%     6.7%    6.4%    7.4%
Agribiotech (1)             NM      1.2%    0.2%    1.8%

               -----------------------------------------
               Mean        9.4%     7.4%    6.7%    7.5%
               Median      7.7%     7.6%    7.1%    7.8%
               -----------------------------------------


                           Selling/Total Revenues                      G&A Margin
                       ------------------------------      --------------------------------
                        1994     1995    1996    1997       1994      1995     1996    1997
                        ----     ----    ----    ----       ----      ----     ----    ----
Mycogen                22.4%    20.8%   24.3%   19.8%      14.9%     11.7%    12.7%    8.5%

Pioneer Hi-Bred        22.7%    23.1%   22.2%   21.0%       8.3%      8.2%     7.5%    7.3%
Dekalb Genetics        19.3%    20.2%   18.8%   18.2%       5.7%      8.1%     8.3%    7.6%
Delta & Pine Land       7.2%     7.7%    6.2%    6.0%      10.1%      9.7%     6.1%    5.5%
Agribiotech (1)          NA       NA      NA      NA         NA        NA       NA      NA

               -----------------------------------------------------------------------------
               Mean    16.4%    17.0%   15.7%   15.1%       8.0%      8.7%     7.3%    6.8%
               Median  19.3%    20.2%   18.8%   18.2%       8.3%      8.2%     7.5%    7.3%
               -----------------------------------------------------------------------------


                        Days Receivable       Days of Inventory         Days Payable            Net Debt/Book Equity
                     -------------------     -------------------    -------------------    -----------------------------
                     1994 1995 1996 1997     1994 1995 1996 1997    1994 1995 1996 1997    1994    1995    1996    1997
                     ---- ---- ---- ----     ---- ---- ---- ----    ---- ---- ---- ----    ----    ----    ----    ----
Mycogen               86   89   70   70       182  181  143  162     22   36    33   60    (30.2%) (13.5%) (36.7%) 19.5%

Pioneer Hi-Bred       39   38   44   52       213  239  189  205     48   33    44   40     (6.1%)   4.9%   (4.8%)  1.7%
Dekalb Genetics(2)(3) 53   65   48   42       218  235  177  217     14   15    24   24    102.1%   98.8%   36.6%  60.8%
Delta & Pine Land     11   19  157  187       144  130  153  133     28   40    55   59     31.8%   11.0%   48.3%  39.9%
Agribiotech (1)       NM   54  104   95        NM  145  136  170     NM   56    82   77    (45.4%)  (9.3%)  29.9%  56.4%

             -----------------------------------------------------------------------------------------------------------
             Mean     34   44   88   94       192  187  164  181     30   36    51   50     20.6%   26.4%   27.5%  39.7%
             Median   39   46   76   74       213  190  165  188     28   36    50   49     12.8%    8.0%   33.2%  48.2%
             -----------------------------------------------------------------------------------------------------------

----------------------------
NOTE: DAYS CALCULATION ASSUMES 360-DAY A YEAR AND ALL MEANS AND MEDIANS EXCLUDE
      MYCOGEN DATA

(1) Agribiotech changed its fiscal year end in 1995. 1995 data are based on nine-month period ended 6/30/95. 1997 data are not pro forma of acquisition because no pro forma balance sheet number available for ratio calculations

(2)   Data not available to separate trade receivables from note receivables

(3)   Accounts Payable includes only trade accounts payable

MYCOGEN CORPORATION                                         COMPARABLE ANALYSIS
--------------------------------------------------------------------------------
SELECTED COMPARABLE ACQUISITION / VALUATION MULTIPLES


                                                                                                       ADJUSTED PURCHASE PRICE/
                                                                                                 ----------------------------------
                                                                  IMPLIED VALUE    ADJUSTED        LTM        LTM            LTM
TARGET                             ACQUIRER           CLOSE DATE    OF EQUITY   PURCHASE PRICE    SALES      EBITDA          EBIT
------------------------------     -----------------  ----------  ------------- --------------   -------     ------         -------
SEED COMPANIES
--------------
DELTA & PINE LAND                  MONSANTO            PENDING     $1,832.5      $1,906.7          9.87 X    69.8 X         89.6 X
Sunseeds                           AgrEvo              10/6/97           NA            NA          2.20 X    13.1 X         18.0 X
PIONEER HI-BRED (16.6% STAKE)      DUPONT              9/18/97     $1,700.0      $1,700.0          4.60 X    18.4 X         22.6 X
Holden's Foundation Seeds          Monsanto             9/4/97           NA        $975.0 (1)     21.67 X      NA X           NA X
Asgrow Corn & Seed                 Monsanto             2/4/97           NA        $240.0          1.41 X      NA             NA
Morgan Seeds                       Mycogen Corp.       10/1/96        $40.9         $40.9          1.10 X      NA             NA
Agracetus (W.R. Grace)             Monsanto            5/21/96       $150.0        $150.0            NA        NA             NA
Sure Grow                          Delta & Pine Land   5/21/96        $70.0         $78.9          3.47      17.5           19.1
Jacobs Hertz Seed (Monsanto)       Delta & Pine Land    2/5/96           NA            NA            NA        NA             NA
Cargill - Cotton & Seed            Delta & Pine Land    5/3/94           NA            NA            NA        NA             NA



                                     IMPLIED VALUE OF EQUITY/
                                     -------------------------
                                          NET         BOOK
                                        INCOME        VALUE
                                     ------------  -----------
SEED COMPANIES
--------------
DELTA & PINE LAND                         NM X         25.1 X
Sunseeds                                  NA X           NA X
PIONEER HI-BRED (16.6% STAKE)           33.9 X          8.9 X
Holden's Foundation Seeds                 NA X           NA X
Asgrow Corn & Seed                        NA             NA
Morgan Seeds                              NA             NA
Agracetus (W.R. Grace)                    NA             NA
Sure Grow                               29.9            3.2
Jacobs Hertz Seed (Monsanto)              NA             NA
Cargill - Cotton & Seed                   NA             NA




------------------
(1) Final terms not disclosed; purchase price assumes maximum expected price.

MYCOGEN CORPORATION                                         COMPARABLE ANALYSIS
--------------------------------------------------------------------------------
SELECTED COMPARABLE ACQUISITION / VALUATION MULTIPLES (CONT'D)




                                                                                                         ADJUSTED PURCHASE PRICE/
                                                                                                     ------------------------------
                                                                     IMPLIED VALUE      ADJUSTED          LTM         LTM       LTM
TARGET                               ACQUIRER          CLOSE DATE      OF EQUITY     PURCHASE PRICE      SALES      EBITDA     EBIT
------------------------------       ---------------   ----------    -------------   --------------     -------     ------   -------
BIOTECH COMPANIES (MAJORITY STAKES)
--------------
Monsanto                             American Home        Pending(1)    $35,563.7      $39,134.7        5.09 X    36.4 X    70.8 X
                                     Products
Plant Breeding Int'l (Unilever)      Monsanto             Pending          $523.0         $523.0       19.96 (2)    NA        NA
DEKALB GENETICS                      MONSANTO             PENDING        $3,771.2(3)    $3,881.2(3)     8.28 X    61.2 X    79.7 X
Zeneca                               Mogen                5/13/97           $73.6          $73.6       12.80 X      NM X      NM X
Bionova (ELM)                        DNA Plant Tech.      9/27/96           $63.4          $67.9          NM X      NM X      NM X
Plant Genetic Systems                AgrEvo                8/30/9          $733.0         $733.0          NM X      NM X      NM X
CALGENE INC.                         MONSANTO              4/1/96          $299.8(3)      $268.0(3)     4.80 X      NM X      NM X
(49.9% SHARES)
Mycogen                              DowElanco             3/8/96          $444.7(3)      $358.1(3)     2.90 X      NM X      NM X
(9.5mm shares)
United Agriseeds Inc.                Mycogen              2/28/96           $72.4          $72.4          NA        NA        NA
Lubrizol                             Mycogen              1/15/96              NA             NA          NA        NA        NA




                                     IMPLIED VALUE OF EQUITY/
                                     -------------------------
                                          NET         BOOK
                                        INCOME        VALUE
                                     ------------  -----------

BIOTECH COMPANIES (MAJORITY STAKES)
--------------
Monsanto                                 NM X          8.1 X

Plant Breeding Int'l (Unilever)          NA             NA
DEKALB GENETICS                          NM X         16.9 X
Zeneca                                   NM X           NA
Bionova (ELM)                            NM X           NA
Plant Genetic Systems                    NM X           NA
CALGENE INC.                             NM X          3.1 X
(49.9% SHARES)
Mycogen                                  NM X          2.3 X
(9.5mm shares)
United Agriseeds Inc.                    NA             NA
Lubrizol                                 NA             NA




------------------
(1) Monsanto operating data are not pro forma of all announced acquisitions and acquisitions Monsanto is currently bidding
(2)  Sales multiple calculated based on PBIC's royalty revenue
(3) Calculated by translating the price that acquiror paid for part of the target into price for the entire company